Exhibit 99.1

Table of Contents

American Life Insurance Company and the Transferred Subsidiaries

American Life Insurance Company and the Transferred Subsidiaries

Report of Independent Registered Public Accounting Firm

To the Shareholder and Management of American Life Insurance Company and the Transferred Subsidiaries:

In our opinion, the accompanying combined balance sheet and the related combined statements of income, of equity and of cash flows present fairly, in all material respects, the financial position of American Life Insurance Company, ALICO Services, Inc. and Delaware American Life Insurance Company and their subsidiaries (collectively, the “Company” or “American Life Insurance Company and the Transferred Subsidiaries”) at November 30, 2009, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2 to the combined financial statements, the Company changed the manner in which it accounts for other-than-temporary impairments of fixed maturity securities as of March 1, 2009.

/s/  PricewaterhouseCoopers LLP

New York, New York
May 14, 2010

American Life Insurance Company and the Transferred Subsidiaries

Combined Balance Sheet

(In millions)

November 30, 2009

Assets:
Investments:
Fixed maturity securities:
Bonds available for sale, at fair value (amortized cost: $71,552)	$71,469
Bonds held for trading, at fair value	8,226
Equity securities:
Equity securities available for sale, at fair value (cost: $400)	510
Equity securities held for trading, at fair value	5,729
Mortgage and other loans receivable, net of allowance of $57	1,230
Policy loans	1,555
Short-term investments (portion measured at fair value: $2,689)	6,869
Other invested assets (portion measured at fair value: $698)	2,246

Total investments	97,834
Cash	546
Accrued investment income	984
Premiums due and other insurance balances receivable, net of allowances	1,123
Deferred policy acquisition costs	10,988
Other assets	1,271
Separate account assets	297

Total assets	$113,043

Liabilities:
Future policy benefits for life and accident and health insurance contracts	$25,986
Policyholder contract deposits (portion measured at fair value: $1,792)	65,222
Other policyholder funds	3,972

Total policyholder liabilities	95,180
Current and deferred federal and foreign income taxes	1,153
Long-term debt	1,112
Other liabilities (portion measured at fair value: $11)	2,316
Separate account liabilities	297

Total liabilities	100,058

Commitments, contingencies and guarantees (see Note 12)
Redeemable non-controlling interest in partially owned consolidated subsidiaries	164
Controlling shareholder’s equity:
Shareholder’s net investment	11,566
Accumulated other comprehensive income	1,105

Total controlling shareholder’s equity	12,671

Non-controlling interest	150

Total equity	12,821

Total liabilities and equity	$113,043

(See Note 16 for details of related party balances)

See accompanying notes to these combined financial statements.

American Life Insurance Company and the Transferred Subsidiaries

Combined Statement of Income

(In millions)

For the Year
Ended
November 30, 2009

Revenues:
Premium income and other considerations	$9,896
Net investment income	4,932
Net realized capital losses:
Total other-than-temporary impairments on available for sale securities	(387)
Portion of other-than-temporary impairments on available for sale fixed maturity securities recognized in Accumulated other comprehensive income	(78)

Net other-than-temporary impairments on available for sale securities recognized in net income	(465)
Other realized capital losses	(273)

Total net realized capital losses	(738)
Other income	5

Total revenues	14,095

Benefits, claims and expenses:
Policyholder benefits and claims incurred	8,641
Policy acquisition and other expenses	4,244
Interest expense-net	24

Total benefits, claims and expenses	12,909

Income from operations before income tax expense	1,186
Total income tax expense	379

Net income	807
Less: Net income attributable to non-controlling interests	43

Net income attributable to controlling shareholder’s interest	$764

(See Note 16 for details of income and expenses from related parties.)

See accompanying notes to these combined financial statements.

American Life Insurance Company and the Transferred Subsidiaries

Combined Statement of Equity

(In millions)

		Accumulated Other Comprehensive Income (Loss)
		Net	Foreign	Defined	Total
		Unrealized	Currency	Benefit	Controlling	Non-
	Shareholder’s	Investment	Translation	Plans	Shareholder’s	Controlling	Total
	Net Investment	Gains (Losses)	Adjustments	Adjustment	Equity	Interests	Equity

Balance at December 1, 2008	$8,828	$(2,689)	$285	$(98)	$6,326	$77	$6,403
Cumulative effect of change in accounting principle	1,020	(1,020)
Contributions from controlling shareholder	1,154				1,154		1,154
Dividends paid	(200)				(200)	(7)	(207)
Comprehensive income:
Net income *	764				764	22	786
Other comprehensive income (loss):
Unrealized investment gains (losses), net of related offsets and income tax		3,504			3,504	56	3,560
Foreign currency translation adjustments, net of income tax			1,136		1,136	2	1,138
Defined benefit plans adjustment, net of income tax				(13)	(13)		(13)

Other comprehensive income (loss)					4,627	58	4,685

Comprehensive income					5,391	80	5,471

Balance at November 30, 2009	$11,566	$(205)	$1,421	$(111)	$12,671	$150	$12,821

*	Net income presented excludes gains of redeemable non-controlling interests of $21 million.

See accompanying notes to these combined financial statements.

American Life Insurance Company and the Transferred Subsidiaries

Combined Statement of Cash Flows

(In millions)

Year Ended
November 30, 2009

Cash flows from operating activities:
Net income	$807
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash revenues, expenses, gains and losses included in income:
Net gains on sales of securities available for sale and other assets	(52)
Net gains on derivatives and trading securities	(1,398)
Equity in income from equity method investments, net of dividends and distributions	(79)
Amortization of deferred policy acquisition costs	2,276
Net amortization of premiums and accretion of discounts associated with investments	(341)
Depreciation and other amortization	115
Provision for mortgage, other loans and finance receivables	57
Other-than-temporary impairments	525
Non-cash allocated expenses from parent	85
Changes in operating assets and liabilities:
General and life insurance reserves	1,160
Premiums due and insurance balances receivable — net	219
Capitalization of deferred policy acquisition costs	(2,489)
Accrued investment income	29
Other policyholder funds	162
Current and deferred income taxes — net	222
Commissions, expenses and taxes payable	(32)
Other assets and liabilities — net	278
Other, net	(135)

Total Adjustments	602

Net cash provided by operating activities	1,409

Cash flows from investing activities:
Proceeds from (payments for):
Sales of fixed maturity securities available for sale	3,923
Maturities of fixed maturity securities available for sale	3,269
Sales of equity securities available for sale	287
Sales of trading securities	2,744
Sales or distributions of other invested assets	1,538
Payments received on mortgage and other loans receivable	880
Purchases of fixed maturity securities available for sale	(15,034)
Purchases of equity securities available for sale	(284)
Purchases of trading securities	(1,986)
Purchases of other invested assets	(395)
Other trading activities, net	(912)
Mortgage and other loans receivable issued	(588)
Change in securities lending invested collateral	1,654
Net additions to real estate, fixed assets and other assets	(109)
Net change in short-term investments	3,790
Net change in derivative assets and liabilities	170

Net cash used in investing activities	(1,053)

American Life Insurance Company and the Transferred Subsidiaries

Combined Statement of Cash Flows — (Continued)

(In millions)

Year Ended
November 30, 2009

Cash flows from financing activities:
Proceeds from (payments for):
Policyholder contract deposits	10,605
Policyholder contract withdrawals	(13,545)
Issuance of long term debt	430
Repayments of long term debt	(41)
Change in securities lending payable	(1,699)
Distributions to noncontrolling interest	(10)
Dividends paid to controlling shareholder	(205)

Net cash provided by financing activities	(4,465)

Effect of exchange rate changes on cash	445

Change in cash	(3,664)
Cash at beginning of period	4,210

Cash at end of period	$546

Supplementary disclosure of cash flow information:
Cash paid for:
Interest	$5
Taxes	295
Non-cash financing activities:
Amounts credited to policyholder accounts included in financing activities	$5,560
Promissory note with Parent	528
Effects of tax election due to definitive sale agreement	1,115
Transfer of tax attributes to Parent as a result of AIG Reorganization	235
Non-cash settlement of securities lending payable	111

See accompanying notes to these combined financial statements.

American Life Insurance Company and the Transferred Subsidiaries

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements
Year Ended November 30, 2009

1.	Description of Business and Basis of Presentation

These combined financial statements comprise the financial position and operating results of the managed insurance businesses of American Life Insurance Company (“ALICO”), ALICO Services, Inc. (formerly AIA Bermuda Services, Inc. or “ASI”) and Delaware American Life Insurance Company (“DELAM”), along with their consolidated subsidiaries (hereinafter referred to as “the “Company” or “American Life Insurance Company and the Transferred Subsidiaries”). The fiscal year of ALICO and ASI ends November 30 and the fiscal year of DELAM ends December 31. For purposes of these combined financial statements and accompanying notes, all financial data as of and for the year ended November 30 includes the financial position and operating results of DELAM as of and for its fiscal year ending December 31. The effects to these combined financial statements and accompanying notes by including DELAM using its fiscal year are not material. Unless otherwise indicated, all references in these combined financial statements and accompanying notes represent the financial position and results of operations as of and for the fiscal year ended November 30, 2009.

ALICO is a stock life insurance company domiciled in the State of Delaware, and is an indirect wholly-owned subsidiary of American International Group, Inc. (“AIG” or the “Parent”). It is licensed to write or maintain existing business in over 50 foreign countries through both branch operations and subsidiaries and writes all of its business outside of the United States of America, with diversified operations in Europe, Latin America, the Caribbean, the Middle East, and Japan. American Life Insurance Company markets traditional whole life, term, annuities, group life, credit life, and accident and health insurance to individuals and groups through a variety of distribution channels. DELAM is a stock life insurance company domiciled in the State of Delaware and is a wholly-owned subsidiary of AIG. It is licensed to write and reinsure life, annuity and accident and health business in the District of Columbia and 45 states in the United States of America. ASI is an indirect wholly-owned subsidiary of AIG, which provides services for a block of life insurance policies that are managed by the Company and included in these combined financial statements.

The combined financial statements also include certain international life insurance businesses that have been managed by ALICO but were previously legally owned by AIG or other AIG subsidiaries. These businesses were sold to or contributed to ALICO at fair value in 2009. These transactions have been accounted for as reorganizations of entities under common control and the combined financial statements presented have been adjusted so as to reflect the Company’s financial position and results of operations as if the purchased and contributed businesses were always a part of the Company. Consolidated subsidiaries include those entities in which the Company has a controlling financial interest, either through a majority voting interest or as the primary beneficiary of a variable interest entity. (See Note 7 for further information on the Company’s consolidated variable interest entities.)

Effective November 30, 2009, in connection with an AIG restructuring plan, AIG contributed all of the outstanding common shares of ALICO to a special purpose vehicle, ALICO Holdings, LLC (“ALICO Holdings”) in exchange for all common and preferred membership interests in ALICO Holdings. Additionally, AIG transferred the preferred membership interests in ALICO Holdings to the Federal Reserve Bank of New York (“FRBNY”) in satisfaction of $9 billion in outstanding obligations under the FRBNY’s credit facility provided to AIG. AIG holds all outstanding common interests of ALICO Holdings.

On March 7, 2010 AIG and ALICO Holdings entered into a definitive agreement for the sale of the Company to MetLife, Inc. (“MetLife”) for approximately $15.5 billion, including $6.8 billion in cash and the remainder in equity securities of MetLife, subject to closing adjustments. The cash portion of the proceeds from this sale will be used to reduce the liquidation preference of a portion of the preferred membership interests held by the FRBNY in ALICO Holdings. The transaction is expected to close in 2010 and is subject to certain regulatory approvals and other customary closing conditions.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

The Company’s combined financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America (GAAP). All significant intercompany accounts and transactions have been eliminated.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of combined financial statements in conformity with GAAP requires Management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

The Company considers its most critical accounting estimates to be those with respect to items considered by Management in:

•	estimating future policy benefits for life and accident and health insurance contracts,

•	determining estimated gross profits for investment-oriented products,

•	assessing the recoverability of deferred policy acquisition costs (DAC),

•	evaluating other-than-temporary impairments in the value of investments,

•	estimating the fair value measurements of certain assets and liabilities, and

•	estimating income taxes, including the recoverability of deferred income tax assets.

These accounting estimates require the use of assumptions about matters, some of which are highly uncertain at the time of estimation. To the extent actual experience differs from the assumptions used, the Company’s consolidated financial condition, results of operations and cash flows would be materially affected.

Accounting Policies

(a)	Revenue recognition and expenses:

Premium income and other considerations:  Premiums for traditional life insurance products, life contingent annuities, and accident and health products are recognized as revenues when due. Estimates for premiums due but not yet collected are accrued. For limited pay insurance contracts where premiums are due over a significantly shorter period than the period over which benefits are provided, any excess profit is deferred and recognized into operations in a constant relationship to insurance in-force or, for annuities, the amount of expected future benefit payments.

Consideration for universal life and investment-type products is credited to policyholder account balances. Revenues for these contracts consist of policy charges for the cost of insurance, administration, and surrenders during the period. Policy charges collected with respect to future services are deferred and recognized in premium and other considerations in a manner similar to the amortization of deferred acquisition charges related to such products, which is described in section 2(j).

Net investment income:  Net investment income represents income primarily from the following sources:

•	Interest income less related expenses is recognized as accrued, including amortization of premiums and accretion of discounts on bonds, with changes in the timing and the amount of expected principal and interest cash flows reflected in the yield as applicable.

•	Dividend income and distributions from common and preferred stock and other investments are recognized when due.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

•	Realized and unrealized gains and losses from investments in trading securities, including assets supporting separate accounts that do not qualify for separate account reporting under GAAP, are accounted for at fair value and recognized as changes in fair value occur.

•	Earnings from hedge funds and limited partnership investments are accounted for under the equity method, which recognizes changes in net asset value of the funds and investments during the period.

Net realized capital losses:  Net realized capital gains and losses are determined by specific identification. Realized capital gains and losses are generated primarily from the following sources:

•	Sales of fixed maturity and equity securities (except trading securities accounted for at fair value), real estate, investments in certain joint ventures and limited partnerships, and other types of investments.

•	Reductions to the cost basis of fixed maturity and equity securities (except trading securities accounted for at fair value) and Other invested assets for other-than-temporary impairments. (See Note 4 for discussion of the Company’s other-than temporary impairment policy.)

•	Changes in fair value of derivatives, which are recognized as changes in fair value occur, except for (1) certain embedded derivatives, and (2) those instruments that are designated as economic hedges of financial instruments for which the fair value option has been elected, both of which are recognized in Policyholder benefits and claims incurred.

•	Exchange gains and losses resulting from remeasuring foreign currency transactions into the appropriate functional currency.

Policyholder benefits and claims incurred:  Benefits for insurance contracts consist of benefits paid and changes in future policy benefit liabilities. Benefits for general account investment-type products, including separate accounts that do not qualify for separate account reporting under GAAP, primarily consist of interest credited to policy account balances and benefit payments made in excess of policy account balances except for certain contracts for which the fair value option was elected, for which benefits represent the entire change in fair value, including derivative gains and losses on related economic hedges.

Policy acquisition and other expenses:  Policy acquisition costs represent those costs associated with acquiring new business. Policy acquisition costs that vary with and are primarily related to the acquisition of new business, including commissions, premium taxes, and other underwriting expenses are deferred and amortized in relation to premium, estimated gross profits or gross margins. Those policy acquisition costs that do not vary with or are not primarily related to the acquisition of new business and other costs associated with the servicing and administration of existing business are expensed as incurred. Other expenses include insurance and non-insurance related expenses related to corporate services such as computer and communications costs, corporate stewardship services and other company-wide services. Certain of these services are provided by the Company’s parent, AIG, with the costs of these services either directly charged or allocated to the Company, using methods that Management believes are reasonable. (See Note 16, Related Parties.)

(b) Income taxes:  For periods prior to the AIG restructuring (See Note 1), the Company was included in the consolidated federal income tax return of AIG and subject to a tax-sharing arrangement that allocated tax on a separate return basis, but provided benefit for current utilization of losses and credits (a “benefits for loss” approach). Pursuant to the tax sharing agreement between the Company and AIG, the Company was paid for its tax attributes to the extent the Company could utilize such attributes on a separate return basis or such attributes could be utilized by other group members in the AIG consolidated life-nonlife U.S. income tax return.

Deferred tax assets and liabilities are recorded for the effects of temporary differences between the tax basis of an asset or liability and its reported amount in the combined financial statements and are measured using enacted tax rates in the applicable tax jurisdiction that are expected to apply to taxable income in the years the temporary differences are expected to reverse. The realization of deferred tax assets depends upon the existence of sufficient

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

taxable income within the carryback or carryforward periods under the tax law in the applicable tax jurisdiction. The Company assesses its ability to realize deferred tax assets considering all available evidence, including the earnings history, the timing, character, and amount of future earnings potential, the reversal of temporary differences, and the tax planning strategies available when recognizing deferred tax assets. (See Note 17 herein for a further discussion of income taxes.)

The Company recognizes a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company accounts for uncertain tax positions by determining whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit is recorded in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. The Company may be required to change its provision for income taxes when the ultimate deductibility or taxability of certain items is challenged by taxing authorities. Additionally, future events, such as changes in tax laws or regulations or interpretations of such laws or regulations could have an impact on the provision for income taxes. Any such changes could significantly affect the amounts reported in the combined financial statements in the year these changes occur.

Interest and penalties related to unrecognized tax benefits are recognized in income tax expense.

(c) Investments in fixed maturity and equity securities:  Bonds, common stocks and preferred stocks are either classified as available for sale or as trading and are carried at fair value.

Securities held to meet long-term investment objectives are accounted for as available for sale, carried at fair value, and recorded on a trade-date basis. Realized gains and losses from available for sale investments in equity and fixed maturity securities are reflected in Net realized capital losses. Unrealized gains and losses are reported as a separate component of Accumulated other comprehensive income (loss), net of deferred income taxes, in the Combined Statement of Equity.

Premiums and discounts arising from the purchase of bonds classified as available for sale are treated as yield adjustments over their estimated lives, until maturity or call date, as applicable.

Trading securities are held primarily to meet certain policyholder liabilities where investment performance is borne by the policyholder. Trading securities are recorded on a trade-date basis and carried at fair value. Realized and unrealized gains and losses from investments in trading securities are reported in Net investment income.

(d) Mortgage and other loans receivable — net:  Mortgage and other loans receivable includes mortgage loans on real estate, and collateral, commercial and guaranteed loans. Mortgage loans on real estate and collateral, commercial and guaranteed loans are carried at unpaid principal balances less credit allowances, adjusted for any unamortized discount or premium, and deferred fees or expenses. Interest income on such loans is accrued as earned, based on the loan’s effective interest rate.

Impairment of mortgage and other loans receivable is evaluated based on certain risk factors and recognized when collection of all amounts due under the contractual terms is not probable. This impairment is generally measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate subject to the fair value of underlying collateral. Interest income on such impaired loans is recognized as cash is received.

As of November 30, 2009, the Company held less than 1% of its mortgage and other loans receivable portfolio in residential loans and over 99% in commercial mortgages and loan pools. Valuation allowances of $10 million and $47 million were applied to residential mortgage and to commercial mortgage holdings, respectively, as of November 30, 2009.

(e) Policy loans: Policy loans are carried at unpaid principal amount. There is no allowance for policy loans because these loans serve to reduce the death benefit paid when the death claim is made and the balances are effectively collateralized by the cash surrender value of the policies.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

(f) Short-term investments:  Short-term investments consist of interest-bearing cash equivalents, time deposits, and investments with original maturities of one year or less, such as commercial paper.

(g) Other invested assets:  Other invested assets consist primarily of investments in partially owned companies, investments in real estate, partnerships, hedge funds and freestanding derivatives.

Investments in partially owned companies:  Investments in partially owned companies are those made for strategic purposes and not solely for capital appreciation or for income generation. These investments are accounted for under the equity method. The carrying value of these investments was $45 million as of November 30, 2009 and the Company’s share of the investees’ net income was $9 million for the year ended November 30, 2009. Dividends received from unconsolidated entities were $0.5 million for the year ended November 30, 2009.

Investments in hedge funds and partnerships:  With respect to hedge funds and limited partnerships in which the Company holds a 5% or greater interest or less than a 5% interest but in which the Company has more than a minor influence over the operations of the investee, the Company accounts for these investments using the equity method. The carrying value is its share of the net asset value of the funds or the partnerships. The equity income or loss is recorded in Net investment income. In applying the equity method of accounting, the Company consistently uses the most recently available financial information provided by the general partner or manager of each of these investments, which is one to three months prior to the end of the Company’s reporting period.

Other investments of less than 5% in hedge funds and limited partnerships are reported at fair value. The change in fair value is recognized as a component of Accumulated other comprehensive income (loss).

Freestanding Derivatives:  Interest rate, currency, equity and credit default swaps, inflation-linked swaps, equity futures, options, and forward transactions are accounted for as derivatives recorded on a trade-date basis and carried at fair value. Unrealized gains and losses are reflected in income unless the derivative is designated as an effective cash flow or net investment hedge. Aggregate asset or liability positions are netted on the Combined Balance Sheet to the extent permitted by qualifying master netting arrangements in place with each respective counterparty. Cash collateral posted by the Company with counterparties in conjunction with these transactions is reported as a reduction of the corresponding net derivative liability. Cash collateral received by the Company in conjunction with these transactions is reported as a reduction of the corresponding net derivative asset.

(See Note 3 for additional disclosure regarding fair value methodologies.)

(h) Cash:  Cash represents cash on hand and non-interest bearing demand deposits.

(i) Premiums due and other insurance balances receivable-net:  Premiums due and other insurance balances receivable consist of premium balances, other receivables due from agents and brokers, reinsurance balances receivable and funds held reinsurance treaties. The allowance for doubtful accounts on premiums due and insurance balances receivable was $5 million as of November 30, 2009.

Reinsurance balances receivable reflect the balances due from reinsurance and insurance companies under the terms of the Company’s reinsurance agreements for paid and unpaid losses and loss expenses, ceded unearned premiums and ceded future policy benefits for life and accident and health insurance contracts and benefits paid and unpaid. The allowance for doubtful accounts on reinsurance balances receivable was $4 million as of November 30, 2009.

(j) Deferred policy acquisition costs (DAC):  Policy acquisition costs represent those costs, including commissions, premium taxes, and other underwriting expenses that vary with and are primarily related to the acquisition of new business.

Policy acquisition costs for participating life, traditional life and accident and health insurance products are generally deferred and amortized, with interest, over the premium paying period. Policy acquisition costs and policy issuance costs related to universal life and investment-type products are deferred and amortized, with interest, in

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

relation to the incidence of estimated gross profits to be realized over the estimated lives of the contracts. Estimated gross profits are composed of net interest income, net realized investment gains and losses, fees, surrender charges, expenses, and mortality and morbidity gains and losses. If estimated gross profits change significantly, DAC is recalculated using the new assumptions. Any resulting adjustment is included in income as an adjustment to DAC. DAC is grouped consistent with the manner in which the insurance contracts are acquired, serviced, and measured for profitability and is reviewed for recoverability based on the current and projected future profitability of the underlying insurance contracts.

The DAC for universal life and investment type products is also adjusted with respect to estimated gross profits as a result of changes in the net unrealized gains or losses on fixed maturity and equity securities available for sale. Because fixed maturity and equity securities available for sale are carried at aggregate fair value, an adjustment is made to DAC equal to the change in amortization that would have been recorded if such securities had been sold at their stated aggregate fair value and the proceeds reinvested at current yields. The change in this adjustment, net of tax, is included with the change in net unrealized gains/losses on fixed maturity and equity securities available for sale that is credited or charged directly to Accumulated other comprehensive income (loss).

For contracts accounted for at fair value, policy acquisition costs are expensed as incurred and not deferred or amortized.

(k) Other assets:  Other assets primarily consist of company-occupied real estate and other fixed assets, goodwill, receivables from affiliates, prepaid expenses, including deposits, sales inducement assets, other deferred charges, and intangible assets other than goodwill.

Company occupied real estate and other fixed assets:  The costs of buildings, leasehold improvements, and furniture and equipment are depreciated principally on the straight-line basis over their estimated useful lives (maximum of 40 years for buildings, the term of the related leases, not to exceed 7 years, for leasehold improvements and 10 years for furniture and equipment). Expenditures for maintenance and repairs are charged to income as incurred; expenditures for betterment are capitalized and depreciated. The Company periodically assesses the carrying value of its real estate for purposes of determining any asset impairment.

Real estate and other fixed assets also include capitalized software costs, which represent costs of obtaining, developing, or upgrading internal use software. Such costs are capitalized and amortized using the straight-line method over a period generally not exceeding five years. The cost basis of computer software was $207 million as of November 30, 2009. Accumulated amortization of capitalized software was $88 million as of November 30, 2009 and related amortization expense was $26 million for the year ended November 30, 2009.

Real estate, fixed assets, and other long-lived assets are assessed for impairment when certain impairment indicators exist. Accumulated depreciation on company-occupied real estate and other fixed assets was $325 million as of November 30, 2009, and related depreciation expense was $42 million for the year ended November 30, 2009. The Company incurred an impairment charge of $13 million on fixed assets for the year ended November 30, 2009.

Goodwill:  Goodwill is the excess of the cost of an acquired business over the fair value of the identifiable net assets of the acquired business. Goodwill is tested for impairment annually, or more frequently if circumstances indicate that an impairment may have occurred. No goodwill impairments were recorded in 2009.

Sales inducement assets (SIA):  The Company offers sales inducements, which include enhanced crediting rates or bonus payments to contract holders (bonus interest) on certain annuity and investment contract products. Sales inducements provided to the contractholder are recognized as part of Policyholders’ contract deposits in the Combined Balance Sheet. Amortization expense is recognized in Policyholder benefits and claims. Such amounts are deferred and amortized over the life of the contract using the same methodology and assumptions used to amortize DAC. To qualify for such accounting treatment, the bonus interest must be explicitly identified in the contract at inception, and the Company must demonstrate that such amounts are incremental to amounts the

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Company credits on similar contracts without bonus interest, and are higher than the contracts’ expected ongoing crediting rates for periods after the bonus period. (See Note 6 herein for further discussion on sales inducements.)

(l) Future policy benefits for life and accident and health insurance contracts:  The liabilities for future policy benefits are established using assumptions described in Note 9 herein. Future policy benefits for life contracts include provisions for future dividends to participating policyholders, accrued in accordance with all applicable regulatory or contractual provisions. Accident and health insurance contracts include provisions for future dividends to participating policyholders, accrued in accordance with all applicable regulatory or contractual provisions.

(m) Policyholder contract deposits:  The liabilities for policyholder contract deposits are established using assumptions described in Note 9 herein. Policyholder contract deposits also include the Company’s liabilities for (a) certain guarantee benefits, accounted for as embedded derivatives at fair value, and (b) certain contracts that the Company has elected to account for at fair value.

(n) Other policyholder funds:  Other policyholder funds include policy and contract claims, unearned revenue liabilities, premiums received in advance, policyholder dividends due and unpaid, and policyholder dividends left on deposit. The liability for policy and contract claims generally relates to incurred but not reported death and accident and health claims, as well as claims that have been reported but not yet settled. The liability for these claims is based on the Company’s estimated ultimate cost of settling all claims. The Company derives estimates for the development of incurred but not reported claims principally from actuarial analyses of historical patterns of claims and claims development for each line of business. The methods used to determine these estimates are continually reviewed and resulting adjustments and differences between estimates and payments for claims are recognized in Policyholder benefits and claims incurred in the period in which the estimates are changed or payments are made.

The unearned revenue liability relates to investment-type products and represents policy charges to be earned in future periods. The charges are deferred as unearned revenue and amortized using the product’s estimated gross profits and margins, similar to DAC. Such amortization is recorded as investment-type product policy fees. The Company accounts for the prepayment of premiums on its individual life, group life, and health contracts as premium received in advance and applies the cash received to premiums when due.

(o) Other liabilities:  Other liabilities include amounts accrued for the resolution of non-insurance claims that have either been asserted or are deemed probable of assertion if, in the opinion of Management, it is both probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Accounts payable to outside parties for services rendered or products purchased and balances payable to affiliates for goods or services are examples of these non-insurance claims recorded in Other liabilities. Additionally, reserves for general insurance losses and unearned premiums have been recorded in Other liabilities since they are immaterial and a non-core business to the Company.

In many cases, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until years after the contingency arises, in which case, no accrual is made until that time.

(p) Foreign currency:  Financial statement accounts, where partially expressed in foreign currencies, are translated into U.S. dollars. Functional currency assets and liabilities are translated into U.S. dollars generally using rates of exchange prevailing at the balance sheet date of each respective subsidiary and the related translation adjustments are recorded as a separate component of Accumulated other comprehensive income (loss), net of any related taxes, in the Combined Statement of Equity. Functional currencies are generally the currencies of the local operating environment. The Combined Statement of Income accounts expressed in functional currencies are translated using average exchange rates during the period. The adjustments resulting from translation of financial statements of foreign entities operating in highly inflationary economies are recorded in Net realized capital gains

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

and losses. Exchange gains and losses resulting from remeasuring foreign currency transactions into functional currencies are recorded in income as a component of Net realized capital gains and losses.

(q) Recent accounting standards:

Accounting Changes

The Company adopted the following accounting standards during 2009:

Amendment to Impairment Guidance

In January 2009, the Financial Accounting Standards Board (“FASB”) issued an accounting standard that amends the impairment guidance on recognition of interest income and impairment on purchased beneficial interests and beneficial interests that continue to be held by a transferor in securitized financial assets to achieve more consistent determination of whether an other-than-temporary impairment has occurred. The standard also retains and emphasizes the objective of an other-than-temporary impairment assessment and the related disclosure requirements. The effects of the standard on the Company’s combined financial condition and results of operations were not material.

Non-controlling interests in financial statements

In December 2007, the FASB issued an accounting standard that requires non-controlling (i.e., minority) interests in partially owned consolidated subsidiaries to be classified in the Balance Sheet as a separate component of equity, or in the mezzanine section of the Balance Sheet (between liabilities and equity) if such interests do not qualify for “permanent equity” classification. The new standard also specifies the accounting treatment for subsequent acquisitions and sales of non-controlling interests and how non-controlling interests should be presented in the Statement of Income (Loss). The non-controlling interests’ share of subsidiary income (loss) should be reported as a part of net income (loss) with disclosure of the attribution of net income (loss) to the controlling and non-controlling interests on the face of the Statement of Income (Loss).

Subsequent Events

In May 2009, the FASB issued an accounting standard that requires disclosure of the date through which a company evaluated the need to disclose events that occurred subsequent to the balance sheet date and whether that date represents the date the financial statements were issued or were available to be issued. The Company adopted the new standard and considers events through the date at which AIG issues its financial statements. The adoption of the new standard did not affect the Company’s financial condition, results of operations or cash flows.

Recognition and Presentation of Other-Than-Temporary Impairments

In April 2009, the FASB issued an accounting standard that requires a company to recognize the credit component of an other-than-temporary impairment of a fixed maturity security in earnings and the non-credit component in accumulated other comprehensive income when the company does not intend to sell the security and it is more likely than not that the company will not be required to sell the security prior to recovery. The standard also changed the threshold for determining when an other-than-temporary impairment has occurred on a fixed maturity security with respect to intent and ability to hold until recovery. The standard does not change the recognition of other-than-temporary impairment for equity securities. The standard requires additional disclosures in interim and annual reporting periods for fixed maturity and equity securities. (See Note 4, Investments, for the expanded disclosures.)

The Company adopted the new standard on March 1, 2009 and recorded an after-tax cumulative effect adjustment as of March 1, 2009 consisting of an increase in Shareholder’s net investment of $1 billion and a

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

decrease to Accumulated other comprehensive income (loss) of $1 billion, net of tax. The cumulative effect adjustment resulted in an increase of approximately $1.6 billion in the amortized cost of fixed maturity securities, which has the effect of significantly reducing the accretion of investment income over the remaining life of the underlying securities, beginning in the second quarter of 2009. The effect of the reduced investment income will be offset, in part, by a decrease in the amortization of DAC and SIA.

The new standard is expected to reduce the level of other-than-temporary impairment charges recorded in earnings for fixed maturity securities due to the following required changes in the Company’s accounting policy for other-than-temporary impairments (see Note 4 for a more detailed discussion of the changes in policy):

•	Impairment charges for non-credit (e.g., severity) losses are no longer recognized;

•	The amortized cost basis of credit impaired securities will be written down through a charge to earnings to the present value of expected cash flows, rather than to fair value; and

•	For fixed maturity securities that are not deemed to be credit-impaired, the Company is no longer required to assert that it has the intent and ability to hold such securities to recovery to avoid an other-than temporary impairment charge. Instead, an impairment charge through earnings is required only in situations where the Company has the intent to sell the fixed maturity security or it is more likely than not that the Company will be required to sell the security prior to recovery.

The following table presents the components of the change in equity as of March 1, 2009 due to the adoption of the new accounting standard for other-than-temporary impairments:

	Shareholder’s	Accumulated Other
	Net	Comprehensive	Total
	Investment	Income (Loss)	Equity
	(In millions)

Increase (decrease) to:
Net effect of the increase in amortized cost of available for sale fixed maturity securities	$1,604	$(1,604)	$—
Net effect of related DAC, SIA and other insurance balances	(36)	36	—
Net effect on deferred income tax assets	(548)	548	—

Net change in shareholder’s equity	$1,020	$(1,020)	$—

Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly

In April 2009, the FASB issued an accounting standard that provides guidance for estimating the fair value of assets and liabilities when the volume and level of activity for an asset or liability have significantly decreased and for identifying circumstances that indicate a transaction is not orderly. The new standard also requires extensive additional fair value disclosures. The adoption of the new standard on March 1, 2009 did not have a material effect on the Company’s financial condition, results of operations or cash flows.

Measuring Liabilities at Fair Value

In August 2009, the FASB issued an accounting standard to clarify how the fair value measurement principles should be applied to measuring liabilities carried at fair value. The new standard explains how to prioritize market inputs in measuring liabilities at fair value and what adjustments to market inputs are appropriate for debt obligations that are restricted from being transferred to another obligor. The new standard was effective beginning September 1, 2009 for the Company. The adoption of the new standard did not have a material effect on the Company’s financial condition, results of operations or cash flows.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent)

In September 2009, the FASB issued an accounting standard update that permits, as a practical expedient, a company to measure the fair value of an investment that is within the scope of the update on the basis of the net asset value per share of the investment (or its equivalent) if that value is calculated in accordance with fair value as defined by the FASB. The standard also requires enhanced disclosures. The update applies to investment companies that do not have readily determinable fair values such as certain hedge funds and private equity funds. The adoption of the accounting standard update did not have a material effect on the Company’s combined financial condition, results of operations, or cash flows.

3.	Fair Value Measurements

Fair Value Measurements on a Recurring Basis

The Company measures at fair value on a recurring basis financial instruments in its trading and available for sale securities portfolios, derivative assets and liabilities, securities lending invested collateral, non-traded equity investments, certain private limited partnerships, and certain hedge funds included in Other invested assets, certain short-term investments, separate and variable account assets and certain policyholder contract deposits. The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between willing, able and knowledgeable market participants at the measurement date.

The degree of judgment used in measuring the fair value of financial instruments generally correlates with the level of pricing observability. Financial instruments with quoted prices in active markets generally have more pricing observability and less judgment is used in measuring fair value. Conversely, financial instruments traded in other-than-active markets or that do not have quoted prices have less observability and are measured at fair value using valuation models or other pricing techniques that require more judgment. An active market is one in which transactions for the asset or liability being valued occur with sufficient frequency and volume to provide pricing information on an ongoing basis. An other-than-active market is one in which there are few transactions, the prices are not current, price quotations vary substantially either over time or among market makers, or in which little information is released publicly for the asset or liability being valued. Pricing observability is affected by a number of factors, including the type of financial instrument, whether the financial instrument is new to the market and not yet established, the characteristics specific to the transaction and general market conditions.

Fair Value Hierarchy

Assets and liabilities recorded at fair value in the Combined Balance Sheet are measured and classified in a hierarchy for disclosure purposes consisting of three “levels” based on the observability of inputs available in the marketplace as discussed below:

•	Level 1: Fair value measurements that are quoted prices (unadjusted) in active markets that the Company has the ability to access for identical assets or liabilities. Market price data generally is obtained from exchange or dealer markets. The Company does not adjust the quoted price for such instruments. Assets and liabilities measured at fair value on a recurring basis and classified as Level 1 include actively traded listed common stocks and derivative contracts, separate account assets and most mutual funds.

•	Level 2: Fair value measurements based on inputs other than quoted prices included in Level 1, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals. Assets and liabilities measured at fair value on a recurring basis and classified as Level 2 generally include certain government and agency securities, most investment-grade and high-yield corporate bonds, certain residential mortgage-backed securities (RMBS), commercial mortgage-backed securities (CMBS) and

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

collateralized debt obligations/asset backed securities (CDO/ABS), certain listed equities, state, municipal and provincial obligations, hybrid securities, mutual fund and certain derivative contracts.

•	Level 3: Fair value measurements based on valuation techniques that use significant inputs that are unobservable. These measurements include circumstances in which there is little, if any, market activity for the asset or liability. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment. In making the assessment, the Company considers factors specific to the asset or liability. Assets and liabilities measured at fair value on a recurring basis and classified as Level 3 include certain RMBS, CMBS and CDO/ABS, corporate debt, certain government and agency securities, certain derivative contracts, policyholder contract deposits carried at fair value, certain mutual fund, private equity and real estate fund investments, and direct private equity investments. The Company’s non-financial instrument assets that are measured at fair value on a non-recurring basis generally are classified as Level 3.

Valuation Methodologies

The following is a description of the valuation methodologies used for instruments carried at fair value on a recurring basis:

Incorporation of Credit Risk in Fair Value Measurements

A key component to the fair value measurement is the incorporation of nonperformance risk, including credit risk. The credit risk of the counterparty is incorporated into the calculation of the credit risk adjustment for fair value measurements in an asset position. Fair values for fixed maturity securities based on observable market prices for identical or similar instruments implicitly incorporate counterparty credit risk. The Company’s own credit risk is incorporated into the calculation of the credit risk adjustment for fair value measurements in a liability position. The Company also uses the assumptions that a market participant would use in pricing the asset or liability. This includes a market participant’s assumptions about the risk of default and how that risk will be valued.

Generally, the current credit exposure of the Company’s derivative contracts is limited to the net positive estimated fair value of derivative contracts at the reporting date after taking into consideration the existence of netting agreements and any collateral received. The Company manages its credit risk related to over-the-counter derivatives by entering into transactions with creditworthy counterparties.

Fixed Maturity Securities — Trading and Available for Sale

The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. Whenever available, the Company obtains quoted prices in active markets for identical assets at the balance sheet date to measure at fair value fixed maturity securities in its trading and available for sale portfolios. Market price data generally is obtained from dealer markets.

The Company estimates the fair value of fixed maturity securities not traded in active markets by referring to traded securities with similar attributes, using dealer quotations, a matrix pricing methodology, discounted cash flow analyses and/or internal valuation models. This methodology considers such factors as the issuer’s industry, the security’s rating and tenor, its coupon rate, its position in the capital structure of the issuer, yield curves, credit curves, prepayment rates and other relevant factors. For certain fixed maturity instruments (for example, private placements) that are not traded in active markets or that are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments generally are based on available market evidence. In the absence of such evidence, Management’s best estimate is used.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Equity Securities Traded in Active Markets — Trading and Available for Sale

The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. Whenever available, the Company obtains quoted prices in active markets for identical assets at the balance sheet date to measure at fair value marketable equity securities in its trading and available for sale portfolios. Market price data generally is obtained from exchange or dealer markets.

Hedge Funds, Private Equity Funds and Other Investment Partnerships — Other Invested Assets

The Company initially estimates the fair value of investments in certain hedge funds, private equity funds and other investment partnerships by reference to the transaction price. Subsequently, the Company generally obtains the fair value of these investments from net asset value information provided by the general partner or manager of the investments, the financial statements of which are generally audited annually. The Company considers observable market data and performs diligence procedures in validating the appropriateness of using the net asset value as a fair value measurement.

Separate Account Assets

Separate account assets are composed primarily of registered and unregistered open-end mutual funds that generally trade daily and are measured at fair value in the manner discussed above for equity securities traded in active markets.

Freestanding Derivatives

Derivative assets and liabilities can be exchange-traded or traded over-the-counter (OTC). The Company generally values exchange-traded derivatives using quoted prices in active markets for identical derivatives at the balance sheet date.

OTC derivatives are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, model calibration to market clearing transactions, broker or dealer quotations or alternative pricing sources with reasonable levels of price transparency. When models are used, the selection of a particular model to value an OTC derivative depends on the contractual terms of, and specific risks inherent in the instrument, as well as the availability of pricing information in the market. The Company generally uses similar models to value similar instruments. Valuation models require a variety of inputs, including contractual terms, market prices and rates, yield curves, credit curves, measures of volatility, prepayment rates and correlations of such inputs. For OTC derivatives that trade in liquid markets, such as generic forwards, swaps and options, model inputs can generally be corroborated by observable market data by correlation or other means, and model selection does not involve significant Management judgment.

Certain OTC derivatives trade in less liquid markets with limited pricing information, and the determination of fair value for these derivatives is inherently more difficult. When the Company does not have corroborating market evidence to support significant model inputs and cannot verify the model to market transactions, the transaction price is initially used as the best estimate of fair value. Accordingly, when a pricing model is used to value such an instrument, the model is adjusted so the model value at inception equals the transaction price. Subsequent to initial recognition, the Company updates valuation inputs when corroborated by evidence such as similar market transactions, third party pricing services and/or broker or dealer quotations, or other empirical market data. When appropriate, valuations are adjusted for various factors such as liquidity, bid/offer spreads and credit considerations. Such adjustments are generally based on available market evidence. In the absence of such evidence, Management’s best estimate is used.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Embedded Derivatives

The Company purchases and issues financial instruments and products that contain embedded derivative instruments. When it is determined that (1) the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, and (2) a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host for measurement purposes. The embedded derivative, which is reported with the host instrument in the Combined Balance Sheet, is carried at fair value with changes in fair value reported in net realized capital gains and losses or Policyholder benefits and claims incurred, as appropriate.

Policyholder Contract Deposits

Policyholder contract deposits accounted for at fair value are measured using an earnings approach by taking into consideration the following factors:

•	Current policyholder account values and related surrender charges;

•	The present value of estimated future cash inflows (policy fees) and outflows (benefits and maintenance expenses) associated with the product using risk neutral valuations, incorporating expectations about policyholder behavior, market returns and other factors; and

•	A risk margin that market participants would require for a market return and the uncertainty inherent in the model inputs.

The change in fair value of these policyholder contract deposits, including any premiums or fees collected, is recorded as Policyholder benefits and claims incurred in the Combined Statement of Income. Policy fees and premiums collected are not recorded separately as revenue.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table presents information about assets and liabilities measured at fair value on a recurring basis and indicates the level of the fair value measurement based on the levels of the inputs used:

				Counterparty	Cash
As of November 30, 2009	Level 1	Level 2	Level 3	Netting (a)	Collateral (b)	Total
	(In millions)

Assets:
Bonds available for sale:
U.S. government and government sponsored entities	$—	$1,342	$—	$—	$—	$1,342
Obligations of states, municipalities and political subdivisions	—	1,880	—	—	—	1,880
Non-U.S. governments	—	20,145	740	—	—	20,885
Corporate debt	—	40,454	33	—	—	40,487
Mortgage-backed, asset- backed and collateralized:	—	—	—	—	—
RMBS	—	1,034	34	—	—	1,068
CMBS	—	4,193	1,255	—	—	5,448
CDO/ABS	—	84	275	—	—	359

Total mortgage-backed, asset-backed and collateralized	—	5,311	1,564	—	—	6,875

Total bonds available for sale	—	69,132	2,337	—	—	71,469

Bonds held for trading:
U.S. government and government sponsored entities	—	144	16	—	—	160
Obligations of states, municipalities and political subdivisions	—	3,117	6	—	—	3,123
Non-U.S. governments	—	81	—	—	—	81
Corporate debt	—	3,745	2	—	—	3,747
Mortgage-backed, asset-backed and collateralized:
RMBS	—	884	—	—	—	884
CMBS	—	124	98	—	—	222
CDO/ABS	—	9	—	—	—	9

Total mortgage-backed, asset-backed and collateralized	—	1,017	98	—	—	1,115

Total bonds held for trading	—	8,104	122	—	—	8,226

Equity securities available for sale:
Common stocks	196	5	—	—	—	201
Preferred stocks	—	45	—	—	—	45
Mutual funds	245	19	—	—	—	264

Total equity securities available for sale	441	69	—	—	—	510

Equity securities held for trading:
Common stocks	3,087	—	—	—	—	3,087
Mutual funds	2,562	73	7	—	—	2,642

Total equity securities held for trading	5,649	73	7	—	—	5,729

Other invested assets	89	438	335	(64)	(100)	698
Short-term investments	178	2,511	—	—	—	2,689
Separate account assets	85	211	1	—	—	297

Total assets	$6,442	$80,538	$2,802	$(64)	$(100)	$89,618

Liabilities:
Policyholder contract deposits	$—	$—	$1,792	$—	$—	$1,792
Other liabilities	1	56	10	(64)	8	11

Total liabilities	$1	$56	$1,802	$(64)	$8	$1,803

(a)	Represents netting of derivative exposures covered by a qualifying master netting agreement.

(b)	Represents cash collateral posted and received.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Changes in Level 3 recurring fair value measurements

The following table presents the changes during 2009 in Level 3 assets and liabilities measured at fair value on a recurring basis, and the realized and unrealized gains (losses) recorded in income during 2009 related to the Level 3 assets and liabilities that remained in the Combined Balance Sheet as of November 30, 2009:

							Changes in
							Realized and
		Net Realized and					Unrealized
		Unrealized	Accumulated	Purchases,			Gains (Losses) on
	Balance	Gains (Losses)	Other	Sales and		Balance	Instruments
	Beginning of	Included in	Comprehensive	Issuances, and		End of	Held at Period
For the Year Ended November 30, 2009	Period	Income (a)	Income	Settlements-Net	Transfers (b)	Period	End
	(In millions)

Assets:
Bonds available for sale:
Non-U.S. governments	$520	$1	$37	$128	54	$740	$—
Corporate debt	148	—	6	(121)	—	33	—
Mortgage-backed, asset-backed and collateralized:
RMBS	33	9	(8)	—	—	34	—
CMBS	161	161	(42)	(6)	981	1,255	—
CDO/ABS	243	5	44	(17)	—	275	—

Total mortgage-backed, asset-backed and collateralized	437	175	(6)	(23)	981	1,564	—

Total bonds available for sale	1,105	176	37	(16)	1,035	2,337	—

Bonds held for trading:
U.S. government and government sponsored entities	17	(1)	—	—	—	16	(1)
Obligations of states, municipalities and political subdivisions	—	—	—	—	6	6	—
Corporate debt	—	—	—	—	2	2	—
Mortgage-backed, asset-backed and collateralized:
CMBS	—	22	—	(1)	77	98	83

Total mortgage-backed, asset-backed and collateralized	—	22	—	(1)	77	98	83

Total bonds held for trading	17	21	—	(1)	85	122	82

Equity securities held for trading:
Mutual funds	2	(2)	—	(4)	11	7	(2)

Total equity securities held for trading	2	(2)	—	(4)	11	7	(2)

Other invested assets	270	59	8	(10)	8	335	—
Separate account assets	1	—	—	—	—	1	—

Total assets	$1,395	$254	$45	$(31)	$1,139	2,802	$80

Liabilities:
Policyholder contract deposits	$1,554	$(79)	$329	$(12)	$—	$1,792	$(108)
Other liabilities	21	(13)	2	—	—	10	(11)

Total liabilities	$1,575	$(92)	$331	$(12)	$—	$1,802	$(119)

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

(a)	Net realized and unrealized gains and losses related to Level 3 items shown above are reported in the Combined Statement of Income primarily as follows:

Major Category of Assets/Liabilities	Combined Statement of Income Line Items

Bonds available for sale	•	Net realized capital losses
Bonds held for trading	•	Net investment income
Other invested assets	•	Net realized capital losses
Policyholder contract deposits	•	Policyholder benefits and claims incurred
	•	Net realized capital losses
Other liabilities	•	Net realized capital losses

(b)	Transfers are comprised of gross transfers into Level 3 assets and liabilities of $1.2 billion and gross transfers out of Level 3 assets and liabilities of $71 million. The Company’s policy is to record transfers of assets and liabilities into or out of Level 3 at their fair values as of the end of each reporting period, consistent with the date of the determination of fair value. As a result, the Net realized and unrealized gains (losses) included in income or other comprehensive income and as shown in the table above exclude $95 million of net gains related to assets and liabilities transferred into Level 3 during the period, and include $3 million of net losses related to assets and liabilities transferred out of Level 3 during the period.

Both observable and unobservable inputs may be used to determine the fair values of positions classified in Level 3 in the tables above. As a result, the unrealized gains (losses) on instruments held as of November 30, 2009 may include changes in fair value that were attributable to both observable (e.g. changes in market interest rates) and unobservable inputs (e.g. changes in unobservable long-dated volatilities).

The Company’s policy is to transfer assets and liabilities into Level 3 when a significant input cannot be corroborated with market observable data. This may include: circumstances in which market activity has dramatically decreased and transparency to underlying inputs cannot be observed, current prices are not available, and substantial price variances in quotations among market participants exist.

In certain cases, the inputs used to measure the fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement. An assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment. In making the assessment, factors specific to the asset or liability are considered.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Investments in certain entities carried at fair value using net asset value per share:

The following table includes information related to investments in certain other invested assets, including private equity funds, hedge funds and other alternative investments that calculate net asset value per share (or its equivalent). For these investments, which are measured at fair value on a recurring or non-recurring basis at November 30, 2009, the net asset value per share is used as a practical expedient for fair value:

	Fair Value Using	Unfunded
As of November 30, 2009	Net Asset Value	Commitments
	(In millions)

Investment Category
Private Equity Funds
Venture Capital (a)	$11	$4

Total Private Equity Funds	11	4
Global Real Estate Funds (b)	8	14

Total	$19	$18

(a)	Includes investments in funds which invest in early-stage, high-potential, growth companies in the interest of generating a return through an eventual realization event such as an initial public offering or sale of the company.

(b)	Includes investments in funds which invest in domestic and foreign commercial real estate.

Private equity fund investments included above are not redeemable during the lives of the funds, and have expected remaining lives that extend in some cases to 10 years. Ten percent of such funds have expected remaining lives of less than three years and ninety percent between 7 and 10 years. Expected lives are based upon legal maturity, which can be extended at the general manager’s discretion, typically in one year increments.

Global real estate fund investments included above are not redeemable during the lives of the funds, and have expected remaining lives that extend from 3 to 7 years.

Fair Value Measurements on a Non-Recurring Basis

The fair value of certain assets are measured on a non-recurring basis, generally quarterly, annually, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. These assets include cost and equity-method investments; collateral securing foreclosed loans and real estate and other fixed assets; and goodwill. A variety of techniques are used to measure the fair value of these assets when appropriate, as described below:

•	Cost and Equity Method Investments: When it is determined that the carrying value of these assets may not be recoverable, the assets are recorded at fair value with the loss recognized in earnings. In such cases, the fair value of these assets is measured using the techniques discussed in Valuation Methodologies, above, for Other invested assets.

•	Collateral Securing Foreclosed Loans and Real Estate and Other Fixed Assets: When collateral is collected in connection with foreclosed loans, the estimate of fair value is generally based on the price that would be received in a current transaction to sell the asset by itself, by reference to observable transactions for similar assets.

•	Goodwill: Goodwill is tested annually for impairment or more frequently whenever events or changes in circumstances indicate the carrying amount of goodwill may not be recoverable. When it is determined that goodwill may be impaired, techniques are used including market-based earning multiples of peer

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

companies, discounted expected future cash flows, appraisals, or, in the case of reporting units being considered for sale, third-party indications of fair value of the reporting unit, if available, to determine the amount of any impairment.

•	Long-Lived Assets: Long-lived assets are tested for impairment whenever events or changes in circumstances indicate the carrying amount of a long-lived asset may not be recoverable. The fair values of long-lived assets are measured based on an in-use premise that considers the same factors used to estimate the fair value of its real estate and other fixed assets under an in-use premise.

See Note 2 (d) and (k) herein for additional information about how various asset classes are tested for impairment.

Fair Value Option

Effective December 1, 2008, the Company elected to apply the fair value option to certain single premium variable life products in Japan classified within policyholder contract deposits in the Combined Balance Sheet. For the year ended November 30, 2009, the Company recorded a gain of $123 million in Policyholder benefits and claims incurred. The Company elected the fair value option for these liabilities to more closely align its accounting with the economics of its transactions. The fair value option election has allowed the Company to better match the inherent market risks associated with this business in an efficient and effective manner through the use of derivative instruments entered into with AIG. The accounting presentation for this business more closely reflects the underlying economics and the way the business is managed. In the third quarter of 2009, the Company unwound certain of these affiliated derivatives in conjunction with AIG’s restructuring and divestiture plans. A substantial portion of the inherent market risks associated with this business remains economically hedged as of November 30, 2009. (See Note 18, Subsequent Events.)

Fair Value Information about Financial Instruments Not Measured at Fair Value

Information regarding the estimation of fair value for financial instruments not carried at fair value (excluding insurance contracts and lease contracts) is discussed below:

•	Mortgage and other loans receivable: Fair values of loans on real estate and collateral loans were estimated for disclosure purposes using discounted cash flow calculations based upon discount rates that Management believes market participants would use in determining the price they would pay for such assets. For certain loans, current incremental lending rates for similar type loans are used as the discount rate, as it is believed that this rate approximates the rates market participants would use.

•	Policy Loans: The fair values of policy loans were not estimated as the Company believes it would have to expend excessive costs for the benefits derived and such loans are fully collateralized.

•	Cash, short-term investments, other assets and other liabilities: The carrying values of these assets and liabilities approximate fair values because of the relatively short period of time between origination and expected realization.

•	Policyholder contract deposits associated with investment-type contracts: Fair values for policyholder contract deposits associated with investment-type contracts not accounted for at fair value were estimated for disclosure purposes using discounted cash flow calculations based upon interest rates currently being offered for similar contracts with maturities consistent with those remaining for the contracts being valued. Where no similar contracts are being offered, the discount rate is the appropriate tenor swap rates (if available) or current risk-free interest rates consistent with the currency in which the cash flows are denominated.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

•	Long-term debt: Fair values of these obligations were determined for disclosure purposes by reference to quoted market prices, where available and appropriate, or discounted cash flow calculations based upon current market-observable implicit-credit-spread rates for similar types of borrowings with maturities consistent with those remaining for the debt being valued.

The following table presents the carrying value and estimated fair value of the Company’s financial instruments:

	Carrying	Fair
As of November 30, 2009	Value	Value
	(In millions)

Assets:
Fixed maturities	$79,695	$79,695
Equity securities	6,239	6,239
Mortgage and other loans receivable	2,548	2,552
Other invested assets	1,501	1,501
Short-term investments	6,869	6,869
Cash	546	546
Other assets	105	105
Liabilities:
Policyholder contract deposits associated with investment-type contracts	$50,330	$50,092
Other liabilities	75	75
Long-term debt	1,112	1,158

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

4.	Investments

(a)  Securities Available for Sale

The following table presents the amortized cost or cost and fair value of the Company’s available for sale securities:

					Other-Than-
	Amortized	Gross	Gross		Temporary
	Cost or	Unrealized	Unrealized	Fair	Impairments in
As of November 30, 2009	Cost	Gains	Losses	Value	AOCI (a)
	(In millions)

Bonds available for sale:
U.S. government and government sponsored entities	$1,272	$70	$—	$1,342	$—
Obligations of states, municipalities and political subdivisions	1,833	69	22	1,880	—
Non-U.S. governments	20,500	682	296	20,886	—
Corporate debt	39,398	2,046	957	40,487	6
Mortgage-backed, asset-backed and collateralized:
RMBS	1,151	60	143	1,068	(19)
CMBS	6,965	50	1,567	5,448	(26)
CDO/ABS	433	9	84	358	6

Total mortgage-backed, asset-backed and collateralized	8,549	119	1,794	6,874	(39)

Total bonds available for sale (b)	71,552	2,986	3,069	71,469	(33)

Equity securities available for sale:
Common stocks	100	107	6	201	—
Preferred stocks	47	1	3	45	—
Mutual funds	253	25	14	264	—

Total equity securities available for sale	400	133	23	510	—

Total	$71,952	$3,119	$3,092	$71,979	$(33)

(a)	Represents the amount of non-credit related losses recognized in Accumulated other comprehensive loss, which, starting on March 1, 2009, were not included in earnings. Amount includes unrealized gains and losses on impaired securities relating to changes in the value of such securities subsequent to the impairment measurement date.

(b)	As of November 30, 2009, the fair value of bonds available for sale held by the Company that were below investment grade or not rated totaled $1.7 billion.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

The following table summarizes the fair value and gross unrealized losses on available for sale securities, aggregated by major investment category and length of time that individual securities have been in a continuous unrealized loss position:

	12 Months or Less		More Than 12 Months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
As of November 30, 2009	Value	Losses	Value	Losses	Value	Losses
	(In millions)

Bonds available for sale:
Obligations of states, municipalities and political subdivisions	$97	$5	$124	$17	$221	$22
Non-U.S. governments	1,530	44	1,721	252	3,251	296
Corporate debt	1,801	89	5,681	868	7,482	957
Mortgage-backed, asset-backed and collateralized:
RMBS	97	16	298	127	395	143
CMBS	1,882	682	1,918	885	3,800	1,567
CDO/ABS	83	20	149	64	232	84

Total mortgage-backed, asset-backed and collateralized	2,062	718	2,365	1,076	4,427	1,794

Total bonds available for sale	5,490	856	9,891	2,213	15,381	3,069
Equity securities available for sale:
Common stocks	36	6	—	—	36	6
Preferred stocks	33	3	—	—	33	3
Mutual funds	80	14	—	—	80	14

Total equity securities available for sale	149	23	—	—	149	23

Total	$5,639	$879	$9,891	$2,213	$15,530	$3,092

The Company reviews and evaluates the investment performance of its portfolio. As of November 30, 2009, the Company held 3,177 and 85 individual fixed maturity and equity securities, respectively, that were in an unrealized loss position, of which 1,949 individual securities were in a continuous unrealized loss position for longer than twelve months.

The Company did not recognize in earnings the unrealized losses on these fixed maturity securities as of November 30, 2009, because Management neither intends to sell the securities nor does it believe that it is more likely than not that the Company will be required to sell these securities before recovery of their amortized cost basis. Furthermore, Management expects to recover the entire amortized cost basis of these securities. In performing this evaluation, Management considered the recovery periods for securities in previous periods of broad market declines. For fixed maturity securities with significant declines, Management performed fundamental credit analysis on a security-by-security basis, which included consideration of credit enhancements, expected defaults on underlying collateral, review of relevant industry analyst reports and forecasts and other available market data.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Contractual Maturities

The following table presents the amortized cost and fair value of fixed maturity securities available for sale by contractual maturity:

			Fixed Maturity
			Securities in an
	Total Fixed Maturity Securities		Unrealized Loss Position
	Amortized	Fair	Amortized	Fair
As of November 30, 2009	Cost	Value	Cost	Value
	(In millions)

Due in one year or less	$4,069	$4,169	$365	$343
Due after one year through five years	22,866	23,345	3,998	3,405
Due after five years through ten years	25,128	25,924	4,546	4,099
Due after ten years	10,940	11,157	3,336	3,124
Mortgage-backed, asset-backed and collateralized	8,549	6,874	6,204	4,410

Total	$71,552	$71,469	$18,449	$15,381

Actual maturities may differ from contractual maturities because certain borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

(b)  Net Investment Income

The following table presents the components of Net investment income:

For the Year Ended November 30, 2009
(In millions)

Fixed maturities, including short-term investments (a)	$3,114
Equity securities (a)	13
Interest on mortgage and other loans	127
Other invested assets (a):
Partnerships	(10)
Hedge funds	52
Real estate	78
Other investments	50

Total investment income before policyholder investment income	3,424
Policyholder investment income and trading account gains, net of fees (b)	1,618

Total investment income	5,042
Investment expenses	(110)

Net investment income	$4,932

(a)	Amounts exclude net investment income from assets backing separate accounts that do not qualify for separate account reporting under GAAP.

(b)	Policyholder investment income represents investment income from assets backing separate accounts that do not qualify for separate account reporting under GAAP.

Net unrealized gains included in the Combined Statement of Income from investment securities classified as trading securities in 2009 were $2 billion.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

(c)	Net Realized Capital Losses and Increase (Decrease) in Unrealized Gains (Losses)

The following table presents the components of net realized capital losses and the increase (decrease) in unrealized gains (losses) of available for sale investments:

For the Year Ended November 30, 2009
(In millions)

Net realized capital gains (losses):
Sales of fixed maturity securities	$28
Sales of equity securities	31
Sales of real estate and other assets	2
Other-than-temporary impairments:
Total other-than-temporary impairments on available for sale securities	(387)
Portion of other-than-temporary impairments on available for sale securities recognized in Accumulated other comprehensive income	(78)

Net other-than-temporary impairments on available for sale securities recognized in net income	(465)
Other-than-temporary impairments on all other investments	(47)
Provision for loan losses	(57)
Foreign exchange transactions	(394)
Derivatives	216
Other	(52)

Total net realized capital losses	$(738)

Increase (decrease) in unrealized gains (losses):
Fixed maturities	$5,945
Equity securities	(20)
Other investments	(392)

Increase in unrealized gains (losses)	$5,533

The following table presents the gross realized gains and gross realized losses from sales of available for sale securities:

	Year Ended November 30, 2009
	Gross	Gross
	Realized	Realized
	Gains	Losses
	(In millions)

Fixed maturities	$82	$81
Equity securities	32	1

Total	$114	$82

For the year ended November 30, 2009, the aggregate fair value of available for sale securities sold at a loss was $830 million, which resulted in a net realized capital loss of $81 million. The average period of time that securities sold at a loss during the year ended November 30, 2009 were trading continuously at a price below cost or amortized cost was approximately nine months.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Evaluating Investments for Other-Than-Temporary Impairments

On March 1, 2009, the Company adopted prospectively a new accounting standard addressing the evaluation of fixed maturity securities for other-than-temporary impairments. These requirements have significantly altered the Company’s policies and procedures for determining impairment charges recognized through earnings. The new standard requires a company to recognize the credit component (a credit impairment) of an other-than-temporary impairment of a fixed maturity security in earnings and the non-credit component in Accumulated other comprehensive income (loss) when the company does not intend to sell the security or it is more likely than not that the company will not be required to sell the security prior to recovery. The new standard also changes the threshold for determining when an other-than-temporary impairment has occurred on a fixed maturity security with respect to intent and ability to hold the security until recovery and requires additional disclosures. A credit impairment, which is recognized in earnings when it occurs, is the difference between the amortized cost of the fixed maturity security and the estimated present value of cash flows expected to be collected (recovery value), as determined by Management. The difference between fair value and amortized cost that is not related to a credit impairment is recognized as a separate component of Accumulated other comprehensive income (loss). The Company refers to both credit impairments and impairments recognized as a result of intent to sell as “impairment charges.” The impairment model for equity securities was not affected by the new standard.

Impairment Policy — Effective March 1, 2009 and Thereafter

Fixed Maturity Securities

If the Company intends to sell a fixed maturity security, or it is more likely than not that the Company will be required to sell a fixed maturity security before recovery of its amortized cost basis and the fair value of the security is below amortized cost, an other-than-temporary impairment has occurred and the amortized cost is written down to current fair value, with a corresponding charge to earnings.

For all other fixed maturity securities for which a credit impairment has occurred, the amortized cost is written down to the estimated recovery value using previous effective yields with a corresponding charge to earnings. Changes in fair value compared to recovery value, if any, are charged to unrealized appreciation (depreciation) of fixed maturity investments on which other-than-temporary credit impairments were taken (a component of Accumulated other comprehensive income (loss)).

When assessing the intent to sell a fixed maturity security, or if it is more likely than not that the Company will be required to sell a fixed maturity security before recovery of its amortized cost basis, Management evaluates relevant facts and circumstances including, but not limited to, decisions to reposition the investment portfolio, sale of securities to meet cash flow needs and sales of securities to capitalize on favorable pricing.

The Company considers severe price declines and the duration of such price declines in its assessment of potential credit impairments. Modeled outputs are also modified for certain securities when it is determined that price declines are indicative of factors not comprehended by the cash flow models.

In periods subsequent to the recognition of an other-than-temporary impairment charge for available for sale fixed maturity securities that were not foreign exchange related, the Company generally prospectively accretes into earnings the difference between the new amortized cost and the expected undiscounted recovery value over the remaining expected holding period of the security.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

The following table presents a rollforward of the credit impairments recognized in earnings for available for sale fixed maturity securities: (a)

For the Nine Months Ended November 30, 2009
(In millions)

Balance, March 1, 2009	$—
Increases due to:
Credit losses remaining in accumulated deficit related to the adoption of new other-than-temporary impairment standard	202
Credit impairments on new securities subject to impairment losses	47
Additional credit impairments on previously impaired securities	59
Reductions due to:
Credit impaired securities fully disposed of for which there was no prior intent or requirement to sell	(52)
Accretion on securities previously impaired due to credit(b)	(2)
Foreign exchange translation adjustments	8

Balance November 30, 2009	$262

(a)	Includes structured, corporate, municipal and sovereign fixed maturity securities.

(b)	Represents accretion recognized due to changes in cash flows expected to be collected over the remaining expected term of the credit impaired securities as well as the accretion due to the passage of time.

In assessing whether a credit impairment has occurred for a structured fixed maturity security, the Company performs evaluations of expected future cash flows. Certain critical assumptions are made with respect to the performance of the securities.

When estimating future cash flows for a structured fixed maturity security (e.g. RMBS, CMBS, CDO, ABS), Management considers historical performance of the underlying assets and available market information as well as bond-specific structural considerations, such as credit enhancement and priority of payment structure of the security. In addition, the process of estimating future cash flows includes, but is not limited to, the following critical inputs, which vary by asset class:

•	Current delinquency rates;

•	Expected default rates and timing of such defaults;

•	Loss severity and timing of any such recovery;

•	Expected prepayment speeds; and

•	Ratings of securities underlying structured products.

For corporate, municipal and sovereign fixed maturity securities determined to be credit impaired, Management considers the fair value as the recovery value when available information does not indicate that another value is more relevant or reliable. When Management identifies information that supports a recovery value other than the fair value, the determination of a recovery value considers scenarios specific to the issuer and the security, and may be based upon estimates of outcomes of corporate restructurings, political and macro economic factors, stability and financial strength of the issuer, the value of any secondary sources of repayment and the disposition of assets.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Impairment Policy — Prior to March 1, 2009

Fixed Maturity Securities

Prior to March 1, 2009, the Company assessed its ability to hold any fixed maturity available for sale security in an unrealized loss position to its recovery at each balance sheet date. The decision to sell any such fixed maturity security classified as available for sale reflected the judgment of Management that the security sold was unlikely to provide, on a relative value basis, as attractive a return in the future as alternative securities entailing comparable risks. With respect to distressed securities, the sale decision reflected Management’s judgment that the risk-adjusted ultimate recovery was less than the value achievable on sale.

In that period, fixed maturity securities were evaluated for other-than-temporary impairments with respect to valuation as well as credit.

After a fixed maturity security had been identified as other-than-temporarily impaired, the amount of such impairment was determined as the difference between fair value and amortized cost and the entire amount was recorded as a charge to earnings.

Equity Securities

The impairment model for equity securities and other cost and equity method investments was not affected by the adoption of the new accounting standard related to other-than-temporary impairments in March of 2009. The Company continues to evaluate its available for sale equity securities, equity method and cost method investments for impairment by considering such securities as candidates for other-than-temporary impairment if they meet any of the following criteria:

•	The security has traded at a significant (25 percent or more) discount to cost for an extended period of time (nine consecutive months or longer);

•	A discrete credit event has occurred resulting in (i) the issuer defaulting on a material outstanding obligation; (ii) the issuer seeking protection from creditors under the bankruptcy laws or any similar laws intended for court supervised reorganization of insolvent enterprises; or (iii) the issuer proposing a voluntary reorganization pursuant to which creditors are asked to exchange their claims for cash or securities having a fair value substantially lower than par value of their claims; or

•	Management has concluded that it may not realize a full recovery on its investment, regardless of the occurrence of one of the foregoing events.

The determination that an equity security is other-than-temporarily impaired requires the judgment of Management and consideration of the fundamental condition of the issuer, its near-term prospects and all the relevant facts and circumstances. The above criteria also consider circumstances of a rapid and severe market valuation decline in which Management could not reasonably assert that the impairment period would be temporary (severity losses).

(d)  Other Invested Assets

The following table summarizes Other invested assets:

As of November 30, 2009
(In millions)

Alternative funds (a)	$700
Investment real estate (b)	746
All other investments	800

Other invested assets	$2,246

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

(a)	Includes hedge funds, private equity funds and other investment partnerships.

(b)	Net of accumulated depreciation of $141 million.

(e)  Statutory Deposits

Total carrying values of cash and securities deposited by the Company and its insurance branches and subsidiaries under requirements of regulatory authorities were $472 million as of November 30, 2009.

5.	Reinsurance

In the ordinary course of business, the Company places reinsurance in order to limit the potential for losses arising from large risks, an excessive number of losses and to provide additional capacity for future growth. Life insurance risks are reinsured primarily under yearly renewable term (YRT) and coinsurance treaties. For YRT treaties, the reinsurers are paid a risk premium for the risks assumed. For coinsurance treaties, the reinsurers receive a proportionate share of the premiums less an allowance for commissions and expenses and are liable for a proportionate share of the benefit payments related to their respective risks. The Company also reinsures business to captive insurance companies of client companies when the business is written on the client company’s employees or clients. Finally, the Company may cede or assume risk from other insurance companies when either party is acting as a fronting company.

For both ceded and assumed reinsurance, risk transfer requirements must be met in order for reinsurance accounting to apply. If risk transfer requirements are not met, the contract is accounted for as a deposit, resulting in the recognition of cash flows under the contract through a deposit asset or liability and not as revenue or expense. To meet risk transfer requirements, a reinsurance contract must include insurance risk according to the appropriate reinsurance risk transfer regulations. This would include a reasonable possibility of a significant loss for the assuming entity. Reinsurance is placed with both affiliate and non-affiliate companies. See Note 16 for information related to reinsurance transactions with affiliates.

Amounts recoverable from reinsurers are estimated in a manner consistent with the assumptions used for the underlying policy benefits and are presented as a component of reinsurance assets. Accident and health insurance risks are reinsured primarily under YRT treaties.

Reinsurance premiums for the year ended November 30, 2009 were as follows:

For the Year Ended November 30, 2009
(In millions)

Direct premium income and other considerations	$10,231
Reinsurance assumed:
Affiliates (a)	150
Others	30
Reinsurance ceded:
Affiliates (b)	(68)
Others	(447)

Net premium income and other considerations	$9,896

(a)	Includes affiliates American International Reinsurance Company Limited and Chartis International

(b)	Includes affiliates American International Reinsurance Company Limited, Variable Annuity Life Insurance Company and Chartis International

Life insurance in-force ceded to other insurance companies was $62 billion as of November 30, 2009.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Life insurance assumed represented 1% of gross life insurance in-force and premiums assumed represented 1.7% of gross premiums and other considerations for the year ended November 30, 2009.

Life insurance recoveries, which reduced death and other benefits, were $240 million for the year ended November 30, 2009, of which $52 million were related to affiliates.

The Company evaluates the financial condition of its reinsurers and establishes limits per reinsurer through its Enterprise Risk Management process. The Company believes that no exposure to a single reinsurer represents an inappropriate concentration of risk, nor is its business substantially dependent upon any single reinsurer.

Reinsurance arrangements do not relieve the Company from its direct obligation to its insureds. Thus, a credit exposure exists with respect to life reinsurance ceded to the extent that any reinsurer fails to meet the obligations assumed under any reinsurance agreement. To mitigate some of this risk, the Company obtains letters of credit from certain reinsurers. As of November 30, 2009, letters of credit backing ceded reinsurance transactions was $82 million.

Supplemental information for gross loss and benefit reserves net of ceded reinsurance follows:

	As	Net of
As of November 30, 2009	Reported	Reinsurance
	(In millions)

Liability for unpaid claims and claims adjustment expense	$(1,189)	$(1,148)
Future policy benefits for life and accident and health insurance contracts	(25,986)	(25,826)
Reserve for unearned premiums	(26)	(7)
Reinsurance assets (a)
Affiliates	115
Others	106

Total Reinsurance assets	$221

(a)	Represents gross reinsurance assets, excluding allowances and reinsurance recoverable on paid losses. Reinsurance assets are included in Premiums due and other insurance balances receivable, net of allowances on the Combined Balance Sheet.

6.	Deferred Policy Acquisition Costs and Sales Inducements

The following table presents a rollforward of deferred policy acquisition costs for the year ended November 30, 2009:

(In millions)

Balance at beginning of year	$10,464
Amount deferred	2,486
Amortization expense	(2,276)
Change in net unrealized gains (losses) on securities	(630)
Increase due to foreign exchange	954
Other	(10)

Balance at end of year (a)	$10,988

(a)	Includes ($327) million related to the effect of net unrealized gains and losses on available for sale securities.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

The DAC amortization charged to income includes the increase or decrease of amortization for realized capital gains (losses). In 2009 the amortization expense decreased by $232 million due to such losses.

The Company offers sales inducements, which include enhanced crediting rates or bonus payments to contract holders (bonus interest) on certain annuity and investment contract products. Sales inducement assets included in the Other assets line of the Combined Balance Sheet are $141 million as of November 30, 2009. Amortization expense reported in Policyholder benefits and claims was $45 million for the year ended November 30, 2009.

The adoption of a new other-than-temporary impairment accounting standard on March 1, 2009 resulted in a cumulative effect adjustment to the cost basis of affected securities and DAC and SIA charges related to other-than-temporary impairments previously taken. There was no material effect to DAC and SIA assets on the Combined Balance Sheet. However, because Net realized capital gains and losses are included in the estimated gross profits used to amortize DAC for investment-oriented products, DAC amortization is expected to be lower in future periods.

As the Company operates in various global markets, the estimated gross profits used to amortize DAC and SIA are subject to differing market returns and interest rate environments in any single period. The combination of market returns and interest rates may lead to acceleration of amortization in some products and regions and simultaneous deceleration of amortization in other products and regions.

DAC and SIA for insurance-oriented, investment-oriented, and retirement services products are reviewed for recoverability, which involves estimating the future profitability of the current business. This review involves significant Management judgment. If actual future profitability is substantially lower than estimated, DAC and SIA may be subject to impairment charges and the Company’s results of operations may be significantly affected in future periods. There was no impairment for the year ended November 30, 2009.

7.	Variable Interest Entities

The accounting standard related to the consolidation of variable interest entities (VIEs) provides guidance for determining when to consolidate certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity that is at risk to allow the entity to finance its activities without additional subordinated financial support. This standard recognizes that consolidation based on majority voting interest should not apply to these variable interest entities. A VIE is consolidated by its primary beneficiary, which is the party or group of related parties that absorbs a majority of the expected losses of the VIE, receives the majority of the expected residual returns of the VIE, or both.

The Company enters into various arrangements with VIEs in the normal course of business and is involved with VIEs as a passive investor in debt securities (rated and unrated) and equity interests issued by VIEs and as a joint venture partner in an insurance operation.

The Company generally determines whether it is the primary beneficiary or a significant interest holder based on a qualitative assessment of the VIE. This includes a review of the VIE’s capital structure, contractual relationships and terms, nature of the VIE’s operations and purpose, nature of the VIE’s interests issued, and the Company’s and its related parties’ interests in the entity that either create or absorb variability. Both the design of the VIE is evaluated and the related risks the entity was designed to expose the variable interest holders to in determining consolidation. As of November 30, 2009 there was no significant off-balance sheet exposure associated with VIEs.

The Company defines a variable interest as significant relative to the materiality of its interest in the VIE and calculates its maximum exposure to loss to be (i) the amount invested in the debt or equity of the VIE, (ii) the notional amount of VIE assets or liabilities where the Company has also provided credit protection to the VIE with the VIE as the referenced obligation, and (iii) other commitments and guarantees to the VIE. Other interest holders in VIEs in which the Company is the primary beneficiary and owner generally have recourse only to the assets and cash flows of the VIEs and do not have recourse to the Company.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Balance Sheet Classification

The Company’s interest in the assets and liabilities of consolidated and unconsolidated VIEs were classified on the Combined Balance Sheet as follows:

	Consolidated	Unconsolidated
As of November 30, 2009	VIEs	VIEs (a)
	(In millions)

Assets:
Investments	$1,983	$2,123
Other asset accounts	106	—

Total	$2,089	$2,123

Liabilities:
Policyholder liabilities	$712	$—
Other long-term debt	166	—

Total	$878	$—

(a)	Total assets owned by unconsolidated VIEs consisted of $12 billion of Investments and $381 million of Other assets.

8.	Derivatives

The Company uses derivatives and other financial instruments as part of its financial risk management programs and as part of its investment operations. Derivatives are financial arrangements among two or more parties with returns linked to or “derived” from some underlying equity, debt, commodity or other asset, liability, or foreign exchange rate or other index, or the occurrence of a specified payment event. Derivative payments may be based on interest rates, exchange rates, prices of certain securities, commodities, or financial or commodity indices, or other variables. Derivatives, with the exception of bifurcated embedded derivatives, are reflected at fair value on the Combined Balance Sheet in “Other invested assets” and “Other liabilities.” None of the derivatives has been designated as a hedge for accounting purposes. Bifurcated embedded derivatives are recorded with the host contract on the Combined Balance Sheet.

The following table presents the notional amounts and fair values of derivative instruments:

	Derivative Assets		Derivative Liabilities
	Notional	Fair	Notional	Fair
As of November 30, 2009	Amount (b)	Value	Amount (b)	Value
	(In millions)

Interest rate contracts	$703	$94	$1,336	$53
Foreign exchange contracts	4,374	367	302	2
Equity contracts	209	3	65	1
Credit contracts	10	—	63	3
Other contracts (a)	85	3	4,420	203

Subtotal	$5,381	467	$6,186	262

Counterparty netting (c)		(64)		(64)
Cash collateral (d)		(100)		8

Total		$303		$206

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

(a)	Includes $186 million of bifurcated embedded derivatives related to Guaranteed Minimum Accumulation Value (GMAV) benefit recorded in Policyholder contract deposits and $9 million of bifurcated embedded derivatives related to a reinsurance agreement that is recorded in Other liabilities.

(b)	Notional amount represents a standard of measurement of the volume of derivatives business of the Company. Notional amount is not a quantification of market risk or credit risk and is not recorded on the Combined Balance Sheet. Notional amounts generally represent those amounts used to calculate contractual cash flows to be exchanged and are not paid or received, except for certain contracts such as currency swaps and certain credit contracts.

(c)	Represents netting of derivative exposures covered by a qualifying master netting agreement.

(d)	Represents cash collateral posted and received.

The following table presents the effect of the Company’s derivative instruments in the Combined Statement of Income:

Gains (Losses)
Recognized
For the Year Ended November 30, 2009	in Earnings *
(In millions)

Interest rate contracts	$61
Foreign exchange contracts	149
Equity contracts	26
Credit contracts	5
Other contracts	(5)

Total	$236

*	$216 million gain recognized in Net realized capital losses and $20 million expense reported in Policyholder benefits and claims incurred.

9.	Future Policy Benefits for Life and Accident and Health Insurance Contracts and Policyholder Contract Deposits, and Unpaid Claims and Claims Expense

The future policy benefits and policyholder contract deposits liabilities were as follows:

As of November 30, 2009
(In millions)

Future policy benefits:
Life	$19,108
Accident & Health	6,878

$25,986

Policyholder contract deposits
Annuities	$29,541
Universal life products	14,062
Variable products	16,444
Other investment contracts	5,175

Total	$65,222

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Long duration contract liabilities included in future policy benefits, as presented in the preceding table, result primarily from life products.

The liability for future life policies has been established based upon the following assumptions:

•	Interest rates (exclusive of immediate/terminal funding annuities), which vary by territory, year of issuance, and products, range from 1.3% to 12.9% within the first 20 years. Interest rates on immediate/terminal funding annuities are at a maximum of 11.0% and grade to not greater than 3.5%.

•	Mortality and surrender rates are based upon actual experience by geographical area modified to allow for variations in policy form. The weighted average lapse rate, including surrenders, for individual and group life approximated 9.7%.

•	The portions of current and prior net income and of current unrealized appreciation of investments that can be attributed to the benefit of the Company are restricted in some cases by the insurance contracts and by the local insurance regulations of the countries in which the policies are in force.

•	Participating life business represented approximately 3% of the gross insurance in force as of November 30, 2009 and 6% of gross premiums and other considerations in 2009. The amount of annual dividends to be paid is recommended by local management teams and approved by the local boards of directors, taking into account actuarial advice. Provisions for future dividend payments are computed by jurisdiction, reflecting local regulations. Dividends incurred for 2009 which are included in Policyholder benefits and claims incurred on the Combined Statement of Income were $36 million.

The liability for future accident and health policies has been established based on the following assumptions:

•	Interest rates, which vary by year of issuance and type of product, range from 1.3% to 6.75%.

•	Mortality rates are based on company experience with a provision for adverse deviation. Morbidity rates vary primarily by product and covered benefits, and are based on technical tables for statutory reserves. These tables are adjusted for expected company experience and a provision for adverse deviation is applied.

•	Lapse rates vary by product, covered benefits and type of distribution.

The liability for policyholder contract deposits, except for those accounted for at fair value, has been established based on the following assumptions:

•	Interest rates credited on deferred annuities in Japan, which account for 99% of ALICO’s deferred annuity business, range from 1.0% to 6.2%, including bonuses. Current declared interest rates are generally guaranteed to remain in effect for a period of one year though some are guaranteed for longer periods. Withdrawal charges generally range from zero to 8% grading to zero% over a period of zero to 10 years.

•	Interest rates on corporate life insurance products are guaranteed at 3.0% and the weighted average rate credited in 2009 was 3.5%.

•	The universal life funds in Japan, which account for 94% of ALICO’s universal life business, have credited interest rates of 0.8% to 4.5% and minimum guarantees ranging from zero to 4.0% depending on the year of issue. Additionally, universal life funds are subject to surrender charges that amount to 100% of the target premium grading to zero over a period not longer than 10 years.

•	For variable products and investment contracts, policy values are expressed in terms of investment units. Each unit is linked to an asset portfolio. The value of a unit increases or decreases based on the value of the linked asset portfolio. The current liability at any time is the sum of the current unit value of all investment units plus any liability for guaranteed minimum death or withdrawal benefits.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Certain products, including group life and group medical, credit life contracts, accident and health insurance contracts/riders attached to life policies and, to a limited extent, reinsurance agreements with other direct insurers are subject to experience adjustments. Ultimate premiums from these contracts are estimated and recognized as revenue, and the unearned portions of the premiums are recorded as liabilities. Experience adjustments vary according to the type of contract and the territory in which the policy is in force and subject to local regulatory guidance.

Information regarding the liabilities for unpaid claims and claims expenses relating to accident and health insurance, which is reported in Other policyholder funds, is as follows:

Liabilities for Unpaid Claims and Claim Expenses

As of November 30, 2009
In millions

Unpaid claims and claims expense beginning of year	$430
Incurred claims related to:
Current year	1,221
Prior years	(43)

1,178

Paid claims related to:
Current year	859
Prior years	223

1,082

Balance at end of year	$526

10.	Variable Life and Annuity Contracts

Most of the Company’s separate accounts are not legally insulated from general account creditors and, therefore, do not qualify for separate account reporting under GAAP. In such cases, the variable contracts are reported as general account contracts even though the policyholder bears the risks associated with the performance of the assets. The Company has a small amount of variable contracts that do qualify for separate account reporting. The Company also reports variable annuity and life contracts within the general account when the Company contractually guarantees to the contract holder (variable contracts with guarantees) either (a) total deposits made to the contract less any partial withdrawals plus a minimum return (and in minor instances, no minimum returns) (Net Deposits Plus a Minimum Return), or (b) the highest contract value attained, typically on any anniversary date minus any subsequent withdrawals following the contract anniversary (Highest Contract Value Attained). These guarantees include benefits that are payable in the event of death, annuitization, or, in other instances, at specified dates during the accumulation period. Such benefits are referred to as guaranteed minimum death benefits (GMDB), guaranteed minimum income benefits (GMIB), and guaranteed minimum withdrawal benefits (GMWB). The Company also has a guaranteed minimum account value (GMAV) benefit in its U.K. Protected Recovery Fund product. The GMDB benefit option is the most widely offered benefit.

The assets supporting the variable portion of both traditional variable annuities and variable contracts with guarantees that do not qualify for separate account reporting are reported as trading account assets, and liabilities are included in the respective policyholder liability account of the general account. Net investment income and gains and losses on trading accounts for contracts that do not qualify for separate account reporting are reported in Net investment income and are principally offset by amounts reported in Policyholder benefits and claims incurred. Non-qualified separate account assets were $17.3 billion as of November 30, 2009.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

The assets supporting the variable portion of both traditional variable annuities and variable contracts with guarantees that do qualify for separate account reporting are carried at fair value and reported as Separate account assets with an equivalent summary total reported as Separate account liabilities. Amounts assessed against the contract holders for mortality, administrative, and other services are included in revenue and changes in liabilities for minimum guarantees are included in Policyholder benefits and claims incurred. Separate account net investment income, net investment gains and losses, and the related liability changes are offset within the same line item in the Combined Statement of Income for those accounts that qualify for separate account reporting.

The majority of the Company’s exposure on guarantees made to variable contract holders arises from GMDB. Details concerning the Company’s GMDB exposures were as follows:

	Net Deposits	Highest
	Plus a Minimum	Contract
As of November 30, 2009	Return	Value Attained
(In millions)

Account value (a)	$5,559	$118
Amount at risk (b)	3,094	18
Average attained age of contract holders by product	54 years	55 years

Range of guaranteed minimum return rates	3.1-6.5%

(a)	Included in Policyholder contract deposits in the Combined Balance Sheet.

(b)	Represents the amount of death benefit currently in excess of account value.

The following summarizes the GMDB liabilities for guarantees on variable contracts, as described in the preceding table, reflected in Future policy benefits:

For the Year 2009
(In millions)

Balance, beginning of year	$296
Reserve increase	61
Benefits paid	(16)

Balance, end of year	$341

The GMDB liability is determined at each period-end by estimating the expected value of death benefits in excess of the projected account balance and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised.

The following assumptions and methodology were used to determine the GMDB liability as of November 30, 2009:

•	Data used was up to 1,000 stochastically generated investment performance scenarios.

•	Mean investment performance assumptions ranged from 3.1% to approximately 6.5%.

•	Volatility assumptions ranged from 10% to 22.5%.

•	Mortality was assumed at between 50% and 109% of various life and annuity mortality tables.

•	Lapse rates vary by contract type and duration and ranged from 0% to 15%.

•	The discount rate ranged from 1.5% to 7%.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

11.	Borrowings

The following table summarizes the Company’s total long-term debt:

	As of
	November 30,
	2009	Interest Rates
	(In millions)

Related party loans and notes	$1,019	Various (a)
Collateralized loans and notes	90	9.5% - 15.0%
Uncollateralized loans and notes	$3	8.2% - 8.5%

Total long-term debt	$1,112

(a)	Key interest rates are described in Related party loans and notes below.

Related party loans and notes

As part of the termination and settlement of amounts due under the tax sharing agreement between ALICO and AIG, ALICO signed a demand note payable to AIG for amounts then due of $528 million. The note provides for interest at a variable rate of 90-day LIBOR plus 4%. The note is subject to adjustment of the principal balance based on the results of the 2009 consolidated AIG Federal tax filing. The note principal and interest is payable to AIG upon five days written notice provided that no notice shall be permitted prior to the payment and redemption of the FRBNY preferred interests in ALICO Holdings LLC and provided further that the entire principal and interest shall be due and payable on December 1, 2013.

ALICO has an outstanding demand note for $300 million payable to AIG Funding, Inc., a subsidiary of AIG. The note bears interest from March 30, 2009 through and including November 30, 2009 at the greater of 90-day LIBOR or 6.525%. From December 1, 2009 the interest rate will be at 90-day LIBOR plus 4% with accrued interest being added to the unpaid principal of the note. The note principal and interest is payable to AIG Funding, Inc. upon five days written notice provided that no notice shall be permitted prior to the payment and redemption of the FRBNY preferred interest in ALICO Holdings LLC and provided further that the entire principal and interest shall be due and payable on December 1, 2013.

On April 16, 2003, ALICO signed a promissory note for 15 billion Japanese Yen or approximately $174 million as of November 30, 2009, payable to AIG Funding, Inc., a subsidiary of AIG and due on April 16, 2013. The note bears interest at a fixed rate of 1.7125% payable in arrears on September first of each year and upon maturity.

On August 31, 2005, ALICO received a loan commitment of 2 billion Japanese Yen or approximately $23 million as of November 30, 2009 from American International Reinsurance Company Limited (AIRCO), a subsidiary of AIG. Outstanding loan amounts are payable in semi-annual installments on June 30 and December 31 of each year with final payment due on December 31, 2020. The loan is secured by real estate in Japan and bears interest at a fixed rate of 3%. The current value of the Japanese real estate collateralizing the loan is $38 million as of November 30, 2009. Borrowings of $17 million are currently outstanding as of November 30, 2009. The agreement terminates upon final payment of amounts due.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

The following table presents contractual maturities of long-term debt:

Contractual maturities of long-term debt:

	As of November 30,
	Total	2010	2011	2012	2013	2014	Thereafter
	(In millions)

Related party loans and notes	$1,019	$1	$2	$1	$175	$829	$11
Collateralized loans and notes (a)	90	15	49	26	—	—	—
Uncollateralized loans and notes	3	—	1	—	—	—	2

Total long-term debt	$1,112	$16	$52	$27	$175	$829	$13

(a)	The current value of investments supporting the collateralized loans are $90 million as of November 30, 2009.

12.	Commitments, Contingencies, and Guarantees

In the normal course of business, various commitments and contingent liabilities are entered into or apply to the Company and certain of its subsidiaries. In addition, the Company guarantees various obligations of certain subsidiaries.

Although the Company cannot currently quantify its ultimate liability for unresolved litigation and investigation matters, including those referred to below, it is possible that such liability could have a material adverse effect on the Company’s financial condition or its results of operations or cash flows for an individual reporting period.

(a)	Litigation and Investigations

Litigation Arising from Operations — The Company, in common with the insurance and financial services industries in general, is subject to litigation, including claims for punitive damages, in the normal course of business. Litigation arising from claims settlement activities is generally considered in the establishment of the Company’s Future policy benefits for life and accident and health insurance contracts. However, the potential for increasing jury awards and settlements makes it difficult to assess the ultimate outcome of such litigation.

Argentina Insurance Class Action Suits

ALICO Compania de Seguros, S.A, the Company’s Argentine subsidiary, along with the banks and credit companies selling the policies have been named as defendants in nine cases filed by various civil associations between February 21, 2007 and September 14, 2009. The suits allege that this subsidiary’s credit life insurance policy fees were excessively expensive and therefore violated the Argentine Consumer’s Protection Act. The plaintiffs in these cases generally seek reimbursement of a portion of the premiums charged for the last three years and in five instances, annulment of the existing policies. No specific amounts have been claimed. The cases are in various stages of litigation, although none has yet been decided by a court of law. No judgments have been awarded to any of the plaintiffs in these cases and the damages to be paid, if any, cannot be reliably estimated at this time.

United Kingdom Enhanced Fund Complaint

ALICO’s United Kingdom branch suspended withdrawals from its Enhanced Fund linked to its Premier Access Bond product on September 15, 2008, and then announced closing of that fund as of December 14, 2008, resulting in a number of individual investor complaints to the United Kingdom Financial Ombudsman Service (’FOS’), an independent body set up by statute to informally review and settle complaints between consumers and businesses. The Company has provided information to the UK regulator, the Financial Services Authority and to the

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

FOS with regard to the investor complaints. No lawsuits have been filed to date against the United Kingdom Branch relating to the closure of the Enhanced Fund.

Italy Fund Redemption Suspension Complaints and Litigation

As a result of ongoing liquidity problems and suspension of withdrawals in several funds offered by ALICO’s Italy branch, a number of investors in those funds have either commenced or threatened litigation against the Company. Studio Legale Trevisan and Associati, an Italian law firm representing 606 policyholders of three of the funds offered by ALICO’s Italy branch, contacted the Company in July 2009, alleging that the Company’s funds operated at variance to the published prospectus and that the prospectus risk disclosures were allegedly wrong, unclear and therefore, allegedly misleading. No lawsuit has been filed to date related to this claim. There are also four lawsuits against the Company in the early stages of litigation. Further, the former and current general managers of ALICO’s Italy branch are named subjects of a plaintiff claim in Italy of alleged misrepresentation and deceitful conduct at the time the plaintiff allegedly wanted to divest his investments in Company funds.

(b)	Commitments

The Company occupies leased space in many locations under various long-term leases and has entered into various leases covering the long-term use of data processing equipment.

Lease Commitments

The future minimum lease payments under operating leases were as follows:

For the Years Ended November 30
(In millions)

2010	$55
2011	32
2012	23
2013	15
2014	9
Remaining years after 2014	38

Total	$172

Rent expense approximated $72 million for the year ended November 30, 2009.

Other Commitments

In the normal course of business, the Company enters into commitments to invest in limited partnerships, private equities, and mutual funds and to purchase and develop real estate. These commitments totaled $51 million as of November 30, 2009, $33 million of which were with affiliates. The majority of these commitments are due over the next three years.

(c)	Contingencies

Liability for Future policy benefits

Although the Company regularly reviews the adequacy of the established liability for Future policy benefits, there can be no assurance that the Company’s ultimate liability for Future policy benefits will not develop adversely and materially exceed the Company’s current liability for Future policy benefits. Legal expenses incurred in connection with any contingencies are expensed as incurred.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Japan Policyholder Protection Commission

Japan has established a Policyholder Protection Commission as a contingency to protect policyholders against the insolvency of life insurance companies in Japan through assessments to companies licensed to provide life insurance.

Potential IRS Withholding Claim

U.S. Internal Revenue Service Ruling No. 2004-75 (“IRS Ruling”) provides that in certain cases the income portion of a distribution received by a resident of a foreign country from life insurance and annuity contracts issued by a foreign branch of a U.S. life insurance company is U.S. source income to the foreign country investor or policyholder. A U.S. life insurance company is required to withhold 30% of the income portion distributed to the foreign resident unless it falls under a permissible exception. Certain ALICO insurance or investment products — those with a cash value, savings or investment elements — when sold by foreign branches of ALICO are potentially encompassed by the IRS Ruling.

ALICO has not withheld taxes on payments by ALICO’s branches for insurance or investment products sold to customers that may be encompassed by the IRS Ruling, based on its position that ALICO will not be subject to the IRS Ruling due to the “80/20” Rule. Under the “80/20” Rule, U.S. companies with foreign source income in excess of 80% are not subject to U.S. tax withholding obligations for payments they make which are classified as “interest.” (See Note 18, Subsequent Events.)

Total Contingent Liabilities

The Company had $69 million recorded in Other liabilities for these contingencies as of November 30, 2009, consisting of $32 million associated with the Japan Policyholder Protection Commission assessment and $37 million associated with the potential IRS withholding claim. The $32 million liability associated with the Japan Policyholder Protection Commission assessment includes a $0.3 million discount from applying a net present value factor of 0.9% and payment of the assessment is expected to be completed by 2011. There can be no assurance such contingent liability amounts will be sufficient in the future and increased expenses could result. (See Note 18, Subsequent Events.)

(d)	Guarantees

The Company had guarantees outstanding of $47 million supporting real estate deposit returns and future rental payments. The majority of these guarantees expire in time periods longer than five years.

Effective July 1, 2009, the Company transferred the insurance business and the assets and liabilities held by its Taiwan Branch to an affiliate, American International Assurance Company (Bermuda) Ltd (“AIA (B)”), which had historically managed the business. As part of this business transfer, the Company and AIA (B) are jointly and severally liable for all debts of the Taiwan Branch for a period of two years from the closing date, i.e. until July 1, 2011. Should AIA (B) fail to meet the debt and policy obligations related to this transferred business, the Company is legally bound to meet those obligations. The Company believes the probability of this occurring to be remote since the assets associated with the transferred business adequately fund the liability obligations as determined by local regulations.

13.	Statutory Financial Data

The Company files financial statements prepared in accordance with statutory accounting practices prescribed or permitted by domestic and foreign insurance regulatory authorities. The principal differences between statutory financial statements and financial statements prepared in accordance with U.S. GAAP for domestic companies are that statutory financial statements do not reflect DAC, some bond portfolios may be carried at amortized cost,

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

investment impairments are determined in accordance with statutory accounting principles, assets and liabilities are presented net of reinsurance, policyholder liabilities are generally valued using more conservative assumptions and certain assets are non-admitted.

ALICO is domiciled and licensed in the State of Delaware, which under state insurance law has adopted certain prescribed practices that differ from those found in the National Association of Insurance Commissioner (NAIC) Statutory Accounting Principles. Specifically, ALICO reports its statutory insurance reserves in accordance with the requirements of each foreign jurisdiction in which it does business, has invested funds as permitted by the laws of each foreign jurisdiction, and is exempted under the Delaware insurance code from calculating the effects of the differences between these practices and those contained in the NAIC Accounting Practices and Procedures Manual when calculating Risk-Based Capital. Since all of ALICO’s business is conducted in foreign jurisdictions, if a regulatory action is taken or required to be taken, that action will solely reside with the State of Delaware. Such regulatory actions will not impact any U.S. policyholders or other states and their insolvency fund requirements.

Statutory surplus and net income for the Company, in accordance with U.S. statutory accounting practices as of December 31, 2009 were as follows:

(In millions)

Statutory surplus	$4,173
Statutory net income (a)	$820

(a)	Includes Net realized capital gains and losses and taxes.

As of December 31, 2009, statutory capital of the Company’s insurance subsidiaries exceeded minimum company action level requirements.

Payments of dividends by the Company are subject to certain restrictions imposed by regulatory authorities. The Company may not distribute dividends to its shareholder in excess of 10 percent of the prior year’s ending policyholders’ surplus or the prior year’s net gain from operations, whichever is greater, without prior approval of the Delaware Insurance Commissioner.

14.	Share-based Employee Compensation Plans

Included in the Company’s Combined Statement of Income for the year ended November 30, 2009 was pre-tax share-based compensation expense of $16.3 million ($11.1 million after tax).

Employee Plans

As of November 30, 2009, the Company’s employees had been granted awards under seven different share-based employee compensation plans of AIG.

•	AIG 1999 Stock Option Plan, as amended (1999 Plan);

•	AIG 1996 Employee Stock Purchase Plan, as amended (1996 Plan);

•	AIG 2002 Stock Incentive Plan, as amended (2002 Plan) under which AIG has issued time-vested restricted stock units (RSUs) and performance restricted stock units (performance RSUs);

•	AIG 2007 Stock Incentive Plan, as amended (2007 Plan) under which AIG has issued RSUs and restricted stock;

•	Starr International Company, Inc. (“SICO”) Deferred Compensation Profit Participation Plans (SICO Plans);

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

•	AIG’s 2005-2006 Deferred Compensation Profit Participation Plan (AIG DCPPP) — the AIG DCPPP was adopted as a replacement for the SICO Plans for the 2005-2006 period. Share-based employee compensation earned under the AIG DCPPP was granted as time-vested RSUs under the 2002 Plan; and

•	The AIG Partners Plan replaced the AIG DCPPP. Share-based employee compensation awarded under the AIG Partners Plan was granted as performance-based RSUs under the 2002 Plan, except for the December 2007 grant which was made under the 2007 Plan.

Although awards granted under all the plans described above other than the 1996 Plan, remained outstanding as of November 30, 2009, future grants of options, RSUs and performance RSUs can be made only under the 2007 Plan. Share option exercises and other share awards to participants were settled by issuing previously acquired shares held in AIG’s treasury account through November 30, 2009. Effective December 1, 2009, AIG is settling its share-based awards by issuing AIG Common Stock. However, share awards made by SICO are settled by SICO.

Stock Options

AIG 1999 Stock Option Plan

The 1999 Plan was approved by the shareholders at the 2000 Annual Meeting of Shareholders of AIG, with certain amendments approved at the 2003 Annual Meeting of Shareholders of AIG. The 1999 Plan superseded the 1991 Employee Stock Option Plan (the 1991 Plan), although outstanding options granted under the 1991 Plan continue until exercise or expiration. Options granted under the 1999 Plan generally vest over four years (25% vesting per year) and expire 10 years from the date of grant. The 2007 Plan supersedes the 1999 Plan.

As of November 30, 2009, 1,370,916 AIG shares were reserved for issuance under the 1999 and 1991 Plans and no AIG shares are reserved for future grants under the 1999 Plan.

Stock Option Valuation

The fair value of each option award is estimated on the date of grant using a binomial lattice model to calculate the fair value of stock option grants. However, there were no options granted in 2009. Historically, expected volatility was estimated as the average of historical volatility (based on seven years of daily stock price changes) and the implied volatility of actively traded options on AIG shares. The interest rate was estimated using the interest curves of the US Treasury STRIP rates with terms from 3 months to 10 years. The expected term was estimated based on the average time to exercise derived from the output of the valuation model. The dividend yield was determined as of the grant date.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

The following table provides a roll forward of stock option activity with respect to AIG’s stock options granted to the Company’s employees:

		Weighted	Weighted
		Average	Average	Aggregate
	AIG	Exercise	Remaining	Intrinsic
As of or for the Year Ended November 30, 2009	Shares	Price	Contractual Life	Values

Options:
Outstanding at beginning of year	84,018	$1,284.53		$—
Granted	—	$—		—
Exercised	—	$—		—
Forfeited or expired	(12,058)	$1,170.02		—
Net Transfers	16,920	$1,265.82		—

Outstanding at end of year*	88,880	$1,296.50	3.26	$—

Options exercisable at end of year	82,711	$1,298.29	2.96	$—

Weighted average fair value per share of options granted	—	$—

*	Includes vested and expected-to-vest options as of November 30, 2009 of 86,856, with a weighted average exercise price of $1,296.18, a weighted average contractual life of 3.12 years and zero aggregate intrinsic value.

As of November 30, 2009, total unrecognized compensation cost (net of expected forfeitures) was $1.0 million with a blended weighted average period of 0.94 years. The cost of awards outstanding under these plans at November 30, 2009 is expected to be recognized over approximately 2 years. There were no options exercised in 2009 and the grant date fair value of options vesting was $1.8 million.

Other Share-Based Plans

AIG 1996 Employee Stock Purchase Plan

AIG’s 1996 Plan provides that eligible employees (those employed for at least one year) may receive privileges to purchase up to an aggregate of 500,000 shares of AIG common stock, at a price equal to 85 percent of the fair market value on the date of the grant of the purchase privilege. Purchase privileges are granted quarterly and are limited to the number of whole shares that can be purchased on an annual basis by an amount equal to the lesser of 10 percent of an employee’s annual salary or $10,000.

2002 Stock Incentive Plan

The 2002 Plan was adopted at the 2002 Annual Meeting of Shareholders of AIG and amended and restated by AIG’s Board of Directors on September 18, 2002. Because the 2002 Plan has been superseded by the 2007 Plan, there were no shares reserved for issuance in connection with future awards as of November 30, 2009. The awards under the 2002 Plan vest on the third or fourth anniversary of the grant date

2007 Stock Incentive Plan

The 2007 Plan was adopted at the 2007 Annual Meeting of Shareholders of AIG and amended and restated by AIG’s Board of Directors on November 14, 2007. The total number of shares of common stock that may be issued under the Plan is 9,000,000. The 2007 Plan supersedes the 1999 Plan and the 2002 Plan. No RSUs were granted to the Company’s employees under the 2007 Plan during 2009. Each RSU, performance RSU and deferred stock units (“DSU”) awarded reduces the number of shares available for future grants by 2.9 shares. As of November 30, 2009

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

there were 7,555,345 shares reserved for future grants under the 2007 Plan. A significant majority of the time-vested RSUs granted in 2008 under the 2007 Plan vest on the third anniversary of the date of grant.

SICO Plans

The SICO Plans provide that shares of AIG common stock currently held by SICO are set aside for the benefit of the participant and distributed upon retirement. The SICO Board of Directors currently may permit an early payout of shares under certain circumstances. Prior to payout, the participant is not entitled to vote, dispose of, or receive dividends with respect to such shares, and shares are subject to forfeiture under certain conditions, including but not limited to the participant’s termination of employment with AIG prior to normal retirement age.

Although none of the costs of the various benefits provided under the SICO Plans have been paid by AIG or the Company, the Company has recorded compensation expense for the deferred compensation amounts payable to the Company’s employees by SICO reflecting amounts deemed contributed by SICO.

A significant portion of the awards under the SICO Plans vest the year after the participant reaches age 65, provided that the participant remains employed by AIG through age 65. The portion of the awards for which early payout is available vest on the applicable payout date.

AIG DCPPP

The AIG DCPPP provides share-based compensation to key the Company’s employees, including senior executive officers. The awards under AIG DCPPP vest in three installments, with the final installment vesting in January 2012. As of November 30, 2009, RSU awards with respect to 7,570 shares remained outstanding relating to the Company’s employees.

AIG Partners Plan

On June 26, 2006, AIG’s Compensation Committee approved two grants under the AIG Partners Plan. The first grant had a performance period that ran from January 1, 2006 through December 31, 2007. The second grant had a performance period that ran from January 1, 2007 through December 31, 2008. In December 2007, the Compensation Committee approved a grant with a performance period from January 1, 2008 through December 31, 2009. The Compensation Committee approved the performance metrics for this grant in the first quarter of 2008. The first and the second grants vest 50% on the fourth and sixth anniversaries of the first day of the related performance period. The third grant vests 50% on the third and fourth anniversaries of the first day of the performance period. The Compensation Committee approved the performance metrics for the first two grants prior to the date of grant. The measurement of the first two grants is deemed to have occurred on June 26, 2006 when there was mutual understanding of the key terms and conditions of the first two grants. In 2009 no compensation cost was recognized for the second and the third grant under the AIG Partners Plan because the performance threshold for these awards was not met.

Valuation

The fair value of RSUs and performance RSUs is based on the closing price of AIG stock on the date of grant.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

The following table presents a summary of shares granted to the Company’s employees relating to outstanding awards unvested under the foregoing plans* :

	Number of AIG Shares					Weighted Average Grant-Date Fair Value
	Time-			Total	Total	Time-			Total	Total
	Vested	AIG	Partners	AIG	SICO	Vested	AIG	Partners	AIG	SICO
As of or for the Year Ended November 30, 2009	RSU’s	DCPPP	Plan	Plan	Plans	RSU’s	DCPPP	Plan	Plan	Plans

Unvested, beginning of year	28,870	10,098	3,942	42,910	16,659	$1,167	$1,151	$827	$1,132	$1,218
Granted	—	—	—	—	—	—	—	—	—	—
Vested	(7,927)	(4,340)	—	(12,267)	(369)	1,268	1,158	—	1,229	1,287
Forfeited or expired	(1,513)	(280)	—	(1,793)	—	1,113	1,142	—	1,118	—
Net Transfers	8,978	2,092	—	11,070	—	1,037	1,113	—	1,051	—

Unvested, end of year	28,408	7,570	3,942	39,920	16,290	$1,101	$1,137	$827	$1,081	$1,217

*	Options are reported under the Additional information with respect to AIG’s stock options granted to ALICO employee plan table above.

The total unrecognized compensation cost (net of expected forfeitures) related to non-vested, share-based compensation awards granted to the Company’s employees under the 2002 Plan, the 2007 Plan, the AIG DCPPP, the AIG Partners Plan, and the SICO Plans and the weighted-average periods over which those costs are expected to be recognized are as follows:

	Unrecognized	Weighted-
	Compensation	Average	Expected
As of November 30, 2009	Cost	Period (yrs)	Period
	(In millions)

Plans:
Time-vested RSU’s - 2002 Plan	$0.1	0.64	2 years
Time-vested RSU’s - 2007 Plan	$5.6	0.69	2 years
AIG DCPPP	$2.0	0.93	2 years
AIG Partners Plan	$0.8	1.05	2 years

Total AIG Plans	$8.5	0.78	2 years

Total SICO Plans	$7.9	5.20	30 years

15.	Employee Benefits

The Company’s employees participate in (a) various non-U.S. defined benefit pension plans sponsored by ALICO, (b) several defined benefit pension plans sponsored by AIG and certain affiliates, (c) various defined contribution plans sponsored by ALICO and AIG, and (d) a post-retirement medical care and life insurance plan sponsored by AIG.

Non-U.S. ALICO Sponsored Defined Benefit Pension Plans

Non-U.S. defined benefit pension plans sponsored by ALICO, which are primarily in Japan with several smaller plans in Europe, are generally based on the employee’s years of credited service, compensation, or other factors such as points accumulated based on the employee’s job grade.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

For the non-U.S. ALICO sponsored defined benefit pension plans, the following table presents their funded status reconciled to the amounts reported in the Combined Balance Sheet and their accumulated benefit obligations as well as the employer contributions and benefits paid:

As of, or for the Year Ended, November 30, 2009
(In millions)

Projected benefit obligations (a)(b)	$(552)
Fair value of plan assets	82

Funded status	$(470)

Liability amounts recognized in the combined balance sheet (c)	$(470)
Net loss	$(187)
Prior service credit	17

Amounts recognized in accumulated other comprehensive income (loss)	$(170)

Accumulated benefit obligations (b)	$(502)
Employer contributions to plans	$12
Direct payments to participants	35

Total employer contributions	$47

Benefits paid from plans (d)	$13

(a)	Includes unfunded plans for which the aggregate pension benefit obligation was $371 million.

(b)	Includes termination indemnity (TI) obligations of approximately $13 million that were based on assumed separations as of the balance sheet date.

(c)	Net of assets of $1 million.

(d)	Includes $10 million of in-service benefit payments.

Non-U.S. ALICO sponsored defined benefit pension plans in which the projected benefit obligations were in excess of the related plan assets and in which the accumulated benefit obligations were in excess of the related plan assets were the same. The following table summarizes such non-U.S. ALICO sponsored defined benefit pension plans:

As of November 30, 2009
(In millions)

Projected benefit obligations	$(548)
Accumulated benefit obligations	$(498)
Fair value of plan assets	$77

The following table presents the reclassification adjustments of accumulated other comprehensive income recognized as components of net periodic benefit cost and the total net periodic benefit cost for the non-U.S. ALICO sponsored defined benefit pension plans:

For the Year Ended November 30, 2009
(In millions)

Amortization of net loss	$15
Amortization of prior service credit	(2)

Total reclassification adjustments of accumulated other comprehensive loss	$13

Net periodic benefit cost	$78

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

The estimated net loss and prior-service credit that will be amortized from Accumulated other comprehensive income into net periodic benefit cost over the next fiscal year, ending November 30, 2010, are $16 million and $(2) million, respectively, for the non-U.S. ALICO sponsored defined benefit pension plans.

The pension expense in fiscal year 2010 for the non-U.S. ALICO sponsored defined benefit pension plans is expected to be approximately $81 million.

Assumptions

The benefit obligations and the net periodic benefit costs for non-U.S. ALICO sponsored defined benefit pension plans reflect those assumptions that were most appropriate for the local economic environments of each of the subsidiaries providing such benefits.

The following table summarizes the weighted average assumptions used to determine the benefit obligations of the non-U.S. ALICO sponsored defined benefit pension plans:

As of November 30, 2009	Japan	Europe

Discount rate	1.75%	5.50%
Rate of compensation increase	2.66%	5.19%

The following table summarizes the weighted average assumptions used to determine the net periodic benefit costs of the non-U.S. ALICO sponsored defined benefit pension plans:

As of November 30, 2009	Japan	Europe

Discount rate	2.00%	6.25%
Rate of compensation increase	2.77%	5.99%
Expected return on assets	3.00%	6.49%

Plan Assets

The investment strategy with respect to assets relating to non-U.S. ALICO sponsored defined benefit pension plans is designed to achieve investment returns that will (a) provide for the benefit obligations of the plans over the long term, (b) limit the risk of short-term funding shortfalls, and (c) maintain liquidity sufficient to address cash needs. Accordingly, the asset allocation is designed to maximize the investment rate of return while managing various risk factors, including but not limited to, volatility relative to the benefit obligations, diversification and concentration, and the risk and rewards profile indigenous to each asset class.

There were no shares of AIG Common Stock included in the non-U.S. pension plan assets at November 30, 2009.

The long-term strategic asset allocations are periodically reviewed and revised by Management. Plan assets are monitored and periodically reviewed by both management and the investment managers, which can entail allocating the plan assets among approved asset classes within pre-approved ranges permitted by the strategic allocation.

ALICO’s non-U.S. defined benefit pension plan assets are held in trusts in Japan, Greece, and Portugal and are invested in equity, fixed income, and other investments to maximize the long-term return on assets for a given level of risk. Other investments include cash, real estate, and hedge funds asset classes. Of the $82 million of plan assets, approximately 90% are held in Japan.

For the year ended November 30, 2009, the expected long-term rates of return for the non-U.S. pension plans ranged from 3.0% to 6.5% with a weighted average of 3.2%. The expected rate of return for each country is an aggregation of expected returns within each asset class for such country. For each country, the return with respect to each asset class was developed based on a building block approach that considers historical returns, current market

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

conditions, asset volatility, and the expectations for future market returns. While the assessment of the expected rate of return is long-term and thus not expected to change annually, significant changes in investment strategy or economic conditions may warrant such a change. The expected asset return and contributions made by ALICO together are expected to maintain the plan’s ability to meet all required benefit obligations.

Fair Value Measurements of Plan Assets

In accordance with the accounting standard on Employers’ Disclosures about Postretirement Benefit Plan Assets, ALICO has measured and classified by fair value hierarchy level the assets in the non-U.S. ALICO sponsored defined benefit pension plans using the fair value measurement and classification methodology described in Note 3 herein.

The following table presents information about plan assets of the non-U.S. ALICO sponsored defined benefit pension plans based on the level within the fair value hierarchy in which the fair value measurement falls:

						2010
As of November 30, 2009	Level 1	Level 2	Level 3	Total	Actual	Target
	(In millions)

Equity securities	$35	$—	$—	$35	43%	44%
Fixed income securities		24		24	30%	30%
Hedge funds		12		12	13%	13%
Other — real estate			9	9	11%	10%
Cash and cash equivalents	2			2	3%	3%

Total	$37	$36	$9	$82	100%	100%

The following table presents changes in the Level 3 plan assets that were measured at fair value:

For the Year Ended November 30, 2009
(In millions)

Balance at November 30, 2008	$8.4
Net realized and unrealized losses	(0.6)
Increase due to foreign exchange	0.8

Balance at November 30, 2009	$8.6

The inputs and methodologies used for valuing plan assets are not necessarily an indication of the risk associated with investing in the assets. In accordance with ALICO strategy for investing plan assets, the non-U.S. ALICO sponsored defined benefit pension plans have no significant concentrations of risks.

Expected Cash Flows

During 2010, ALICO is expecting to contribute $18 million to its non-U.S. ALICO sponsored defined benefit pension plans and to pay $35 million in direct benefit payments to participants. These estimates are subject to change since contribution decisions are affected by various factors, including ALICO’s liquidity, plan asset dispositions, market performance, and Management’s discretion.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

For non-U.S. ALICO sponsored defined benefit plans, the expected future benefit payments of the funded plans and the expected future direct benefit payments by ALICO for the unfunded plans are as follows:

	Funded
For the Years and Period Ending November 30, 2009	Plans	ALICO
	(In millions)

2010	$3	$35
2011	3	36
2012	4	40
2013	5	40
2014	5	44
2015 — 2019	37	236

AIG Sponsored Defined Benefit Pension Plans

Certain of the Company’s employees participate in a U.S.-qualified defined benefit plan, certain non-U.S. defined benefit plans, and several U.S. non-qualified unfunded defined benefit plans sponsored by AIG. AIG’s U.S.-qualified defined benefit plan is a non-contributory plan which is subject to the provisions of ERISA. U.S.-salaried employees who are employed by a participating company, have attained age 21, and completed twelve months of continuous service are eligible to participate in the U.S.-qualified plan. Employees vest after five years of service. Unreduced benefits are paid to retirees at normal retirement (age 65) and are based upon a percentage of final average compensation multiplied by years of credited service, up to 44 years. Non-U.S. defined benefit plans are generally based on the employee’s years of credited service, compensation, or on points accumulated based on the employee’s job grade.

For certain employees of the Company, including key executives, AIG also sponsors several unfunded defined benefit plans designed to supplement pension benefits provided by AIG’s other retirement plans and include the AIG Excess Retirement Income Plan, which provides a benefit equal to the reduction in benefits payable to certain employees under the AIG U.S.-qualified retirement plan as a result of federal tax limitations on compensation and benefits payable, and the Supplemental Executive Retirement Plan, which provides additional retirement benefits to designated executives. Under the Supplemental Executive Retirement Plan, an annual benefit accrues at a percentage of final average pay multiplied by each year of credited service, not greater than 60% of final average pay, reduced by any benefits from the current and any predecessor retirement plans (including the AIG Excess Retirement Income Plan and any comparable plans), Social Security, and any qualified pension plan of prior employers.

The AIG sponsored defined benefit pension plans were accounted for as a participation in a multiemployer plan. The Company’s pre-tax expense that was allocated from AIG for the AIG sponsored defined benefit pension plans was $4.6 million for the year ended November 30, 2009.

Defined Contribution Plans

ALICO sponsors a number of small non-U.S. defined contribution plans for which its pre-tax expense was $14.5 million for the year ended November 30, 2009. In addition, certain U.S. employees of the Company participate in a voluntary savings plan sponsored by AIG, which provides for salary reduction contributions by employees and matching contributions of up to seven percent of annual salary depending on the employees’ years of service. The AIG sponsored voluntary savings plan was accounted for as a participation in a multiemployer plan. The Company’s pre-tax expense associated with this plan was $2.6 million for the year ended November 30, 2009.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Post-retirement Plans

Certain employees participate in an unfunded plan sponsored by AIG that provides post-retirement medical care and life insurance benefits in the U.S. and in certain other countries. Eligibility in the plan is generally based upon completion of a specified period of eligible service and attaining a specified age. Benefits are based upon the employee electing immediate retirement and having a minimum of ten years of service. Medical benefits are contributory, while the life insurance benefits are non-contributory. The AIG sponsored post-retirement plan was accounted for as a participation in a multiemployer plan. The Company’s pre-tax post-retirement expense allocated from AIG was $84 thousand for the year ended November 30, 2009.

16.	Related Party Transactions

Investments

As of November 30, 2009, the Company has investments in related parties of $725 million, which is composed of the following:

(a) Bonds available for sale

The Company owns securities issued by another subsidiary of AIG, Castle Trust, which securitizes third-party airplane leases. This investment is recorded at fair value of $106 million. The Company recognized interest income of $9 million and a decrease to Accumulated other comprehensive loss of $30 million relating to this investment in 2009.

(b) Common and preferred shares available for sale

The Company has 3,169,589 shares, or 2.3%, of the common stock of AIG. This investment is recorded at fair value of $90 million. The Company recognized a decrease to Accumulated other comprehensive income of $37 million relating to this investment in 2009. No dividends were paid on this stock during 2009. (See Footnote 18, Subsequent Events.)

(c) Mortgage and other loans receivable

ALICO has a loan receivable of $174 million from AIG Funding Inc., which has an interest rate of 1.65% and matures on April 16, 2013.

ALICO entered into an agreement with an affiliate, AIG Kabushiki Kaisha on January 1, 2007, to loan its excess cash to AIG Kabushiki Kaisha at short-term rates tied to the one-week Tokyo Interbank Borrowed Rate (TIBOR) plus 0.25%. The Company may withdraw cash from the account on demand and the agreement may be cancelled by either party upon 30 days advance, written notice. The principal amount outstanding on the loan was $29 million as of November 30, 2009.

ALICO entered into a loan receivable denominated in Polish zlotys with AIG Bank Polska S.A., a subsidiary of AIG. The loan matures in 2014 and will be extended automatically for one-year periods until either party delivers a 90 day notice prior to the anniversary date of intent not to extend the loan. Interest is paid annually at an interest rate of 7.85% until 2009. Thereafter, the loan rate will be reset annually based on the one-year Warsaw Interbank Loan Rate (“WIBOR”) plus 1.15% for years 6-10 and plus 1.05% for periods thereafter. The principal amount outstanding on the loan was $23 million as of November 30, 2009.

ALICO has a loan receivable of $6 million with AIG Global Real Estate as of November 30, 2009. This is an 18-month loan with an interest rate of 3.50%.

The Company had total loans receivable from related parties of $232 million as of November 30, 2009 as listed above and recorded interest earned of $5 million on these related party loans.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

(d) Other invested assets

(i) Derivative Transactions

As part of its risk management program, the Company routinely enters into interest rate and foreign currency swaps with AIGFP, an entity that is controlled by AIG. The notional amounts and fair value of these related-party instruments are presented in the following table:

	Derivative Assets		Derivative Liabilities
	Notional	Fair	Notional	Fair
As of November 30, 2009	Amount (a)	Value	Amount (a)	Value
	(In millions)

Interest rate contracts	$560	$83	$1,284	$49
Foreign exchange contracts	1,220	263	2	—
Equity contracts	—	—	—	—

Subtotal	$1,780	346	$1,286	49

Counterparty netting (b)		(49)		(49)
Cash collateral (c)		(34)		2

Total		$263		$2

(a)	Notional amount represents a standard of measurement of the volume of derivatives business of ALICO. Notional amount is not a quantification of market risk or credit risk and is not recorded on the Combined Balance Sheet. Notional amounts generally represent those amounts used to calculate contractual cash flows to be exchanged and are not paid or received, except for certain contracts such as currency swaps and certain credit contracts.

(b)	Represents netting of derivative exposures covered by a qualifying master netting agreement.

(c)	Represents cash collateral posted and received

ALICO is a party to an Indemnity Agreement with AIG, under which AIG indemnifies ALICO against foreign currency losses on 105 billion Japanese yen (approximately $1,219 million U.S. dollars as of November 30, 2009) resulting from unfavorable exchange rate movements against the U.S. dollar. This arrangement serves as an economic hedge against a portfolio of U.S. dollar denominated fixed maturity investments held by ALICO’s Japan branch. However, it has not been designated as a hedge for accounting purposes. The fair value of this arrangement, which has been accounted for as a derivative instrument, was an asset of $263 million as of November 30, 2009. The changes in fair value recorded in other realized capital gains and (losses) recognized in the year ended November 30, 2009 was $99 million. The income recorded by ALICO for this transaction is not taxable.

As a result of the related party derivative transactions, the Company recorded the following gains during 2009:

Realized Capital Gains
For the Year Ended November 30, 2009	Recognized in Earnings
(In millions)

Interest rate contracts	$57
Foreign exchange contracts	101

Total	$158

(ii)	Other invested assets also include investments in partially owned companies and investments in affiliated hedge funds and partnerships under the equity method of accounting. (See Note 2 for details.)

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

Related Party Security Lending

The Company participates in a security lending program managed by an affiliate, AIG Global Security Lending. The Company has continued to reduce its security lending activities as it pursues an orderly closure of the program. As of November 30, 2009, the fair value of assets in the security lending program was $305 million and the fair value of assets received as collateral was $249 million, excluding $69 million in letters of credit received as collateral.

There were no fees paid or payable to affiliates in the year ended November 30, 2009 for acting as an agent in securities lending transactions.

The Company generally obtains and maintains cash collateral from securities borrowers at current market levels for the securities lent. As of November 30, 2009, the Company’s invested collateral is composed of $183 million of short-term investments and $66 million of bonds available for sale.

Related Party Reinsurance Agreements

In the ordinary course of business, the Company places reinsurance with other insurance companies in order to limit the potential for losses arising from large risks and to provide additional capacity for future growth as part of its risk management program. A number of these reinsurance agreements are with affiliates. See Note 5 for reinsurance premiums ceded to and assumed from affiliates for the year ended November 30, 2009.

In addition to the related party reinsurance agreement, in 2004, ALICO has entered into an agreement with RGA Reinsurance Company (RGA), a third-party reinsurer company, to reinsure certain Single Premium Deferred Annuity policies written in Japan. Independent of ALICO entering into this agreement, AIG entered into an agreement with RGA to provide investment performance guarantees with respect to the return on funds withheld by ALICO pursuant to the reinsurance treaty between ALICO and RGA. The agreement between AIG and RGA is believed to enable ALICO to incur lower reinsurance costs associated with the agreement. During the year ended November 30, 2009, ALICO ceded premiums of $469 million to RGA, which were subject to the investment performance guarantee.

Long-term debt

As of November 30, 2009, the Company’s long-term debt primarily consists of borrowings from affiliates. The Company’s balance of Loans and notes payable was approximately $1 billion as of November 30, 2009 and the Company recognized related party interest expense on borrowings of $16 million in the year ended November 30, 2009. See Note 11 for more details on such borrowings.

General Corporate Services and Costs

The Company receives a number of services from AIG, which include:

•	Consulting and other services associated with restructuring programs,

•	Corporate-wide services related to marketing and information systems,

•	Management of life insurance programs,

•	Legal services,

•	Financial advisory services including tax consulting, treasury, financial reporting and risk management,

•	Computer and communications services, and

•	Corporate stewardship services, which include investor and public relations, internal audit and executive and board of director services.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

The costs of these services and other costs incurred by AIG have been directly charged or allocated to the Company, using methods Management believes are reasonable, and are included in Policy acquisition and other expenses of the Combined Statement of Income. These methods include various measures of direct usage and corporate formulas involving proportionate measures of assets, revenues and employee headcount. Such charges are not necessarily indicative of what the Company would have been incurred if the Company had been a separate entity and otherwise managed these services and costs.

Amounts expensed by the Company for these services and costs were $34 million for the year ended November 30, 2009. Additional allocated services and costs were not and will not be reimbursed by the Company to AIG. These unreimbursed allocated costs were $78 million for 2009 and were recorded as a capital contribution in the year ended November 30, 2009. The total cost of these reimbursed and unreimbursed general corporate services and costs totaled $112 million for the year ended November 30, 2009.

Related Party Services and Cost-Sharing Agreements

In addition to the general corporate services provided by the Parent, the Company has a number of various management, service contracts and cost-sharing agreements with other AIG subsidiaries. Those agreements cover services which include data processing, other computer-related services, rent, shared utilities, consulting, investment related services, business administrative services and other operating expenses incurred in the normal course of business. In the year ended November 30, 2009, the Company recognized net costs of $198 million from affiliates for these services, which are included in Policy acquisition and other expenses.

Payment of Outstanding Balances Due from Corporate Services and Related Party Services

The Company generally settles its payables to and receivables from related parties in cash, although in some instances agreements might provide for right of offset against other related obligations. As of November 30, 2009, the Company had a net receivable of $60 million in Other assets from transactions resulting from general corporate services and costs and related party services and cost-sharing agreements.

17.	Income Taxes

The Company generates substantially all of its income from foreign branches and subsidiaries. Income generated by branch operations is subject to tax currently in both the foreign and U.S. jurisdictions. Income generated by subsidiary operations is taxed in the foreign jurisdiction and taxed in the U.S. either currently if it is considered U.S. “subpart F” income or in later years when income is distributed to the U.S. The Company records a deferred tax liability for U.S. income tax on undistributed income of its foreign subsidiaries when it no longer plans to permanently reinvest the income with the subsidiary.

As a consequence of AIG’s contribution of American Life Insurance Company to ALICO Holdings (See Note 1), American Life Insurance Company is no longer a member of the AIG consolidated tax return after November 30, 2009. In addition, the transfer of American Life Insurance Company to ALICO Holdings was treated as an asset sale under section 338 of the Internal Revenue Code. As a result, the Company’s tax basis in its assets and liabilities was remeasured to fair value. The remeasurement resulted in an increase in the tax basis of the Company’s net assets and a corresponding increase in deferred tax assets of $1,115 million, net of a $992 million valuation allowance. Also related to the restructuring AIG assumed a liability of $235 million primarily related to the Company’s U.S. uncertain tax positions. Furthermore, the Company’s deferred tax asset of $427 million related to capital loss carryforwards was deemed to have been distributed to AIG. A full valuation allowance had been recorded for this deferred tax asset.

As these tax adjustments resulted from transactions between American Life Insurance Company’s shareholders, the adjustments were reported directly as an increase in Shareholder’s net investment. The net effect of the restructuring resulted in a $1,350 million increase primarily to Shareholder’s net investment.

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

The following table presents the provision for income taxes:

For the Year
Ended
November 30, 2009
(In millions)

Foreign and U.S. components of actual income tax expense:
Foreign:
Current	$91
Deferred	(245)
US:
Current	(652)
Deferred	1,185

Total	$379

The Company’s actual income tax expense from operations differs from the statutory U.S. federal amount computed by applying the federal income tax rate due to the following:

		Percent of
As of November 30, 2009	Amount	Pretax Income
	(In millions)

U.S. federal income tax expense at statutory rate	$415	35.0%
Adjustments:
Effect of foreign operations	(42)	(3.6)%
Indemnity agreement (See Note 16)	(35)	(2.9)%
Other	41	3.4%

Actual income tax expense	$379	31.9%

Deferred income tax represents the tax effect of the differences between the book and tax basis of assets and liabilities. The following table presents the components of the net deferred tax liability:

As of November 30, 2009	(In millions)

Deferred tax assets:
Intangible asset from AIG restructuring	$1,847
Future policy benefits for life insurance	810
Unearned revenue included in Other policyholder funds	774
Investments	108

Total deferred tax assets	3,539

Deferred tax liabilities:
Deferred policy acquisition costs	$(3,694)
Other	(211)

Total deferred tax liabilities	$(3,905)

Net deferred tax liability before valuation allowance	$(366)
Valuation allowance	(992)

Net deferred tax liability	$(1,358)

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

As of November 30, 2009, the Company had net operating losses in Japan in the amount of $1.7 billion that will expire, if not utilized, in 2016. This operating loss carryforward is not presented in the above deferred tax table because it is netted with an offsetting U.S. deferred foreign tax credit. Similarly, foreign branch deferred taxes have been disclosed net of U.S. tax effects.

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance, if necessary, to reduce the deferred tax asset to an amount that is more likely than not expected to be realized (a likelihood of more than 50 percent). Significant judgment is required to determine whether a valuation allowance is necessary and the amount of such valuation allowance, if appropriate.

The Company’s branch operations are subject to tax in the U.S. and in the relevant foreign jurisdictions. Certain of the Company’s deferred tax assets do not represent future tax benefits in both the U.S. and the foreign jurisdictions. For example, the tax-basis intangible asset is only available to reduce future U.S. taxable income. As a result, with respect to these items, there is no parity between the impact on future taxable income in the U.S. and the impact on future taxable income in the foreign jurisdictions. Instead, with respect to these items, realization is dependent upon taxable income that is not only sufficient in terms of character, but that is also generated in the relevant taxing jurisdiction.

In weighing the available evidence, both positive and negative, Management has concluded that taxable income projected in the U.S. is not sufficient to support realization of a portion of the deferred tax assets. As such, the Company has concluded that a valuation allowance of $992 million was required as of November 30, 2009 to reduce deferred tax assets to the amount that is more likely than not expected to be realized against future taxable income.

Differences between Benefits for Loss approach and Separate Return approach

For the year ended November 30, 2009, under the benefits for loss approach the Company recorded a current tax benefit for all foreign tax credits generated. Under the separate return approach the Company would have classified $216 million of such foreign tax credits as a deferred tax benefit rather than a current tax benefit to reflect that certain foreign tax credits would not have been utilized currently but would have been available to be carried forward and utilized in future years. Total income tax expense would not have changed as no valuation allowance would have been needed for this foreign tax credit carryforward.

For the year ended November 30, 2009, the tax benefit for capital loss carryforwards arising during the year recorded using the benefits for loss approach in the amount of $57 million differs from the amount that would have been reflected if the Company had applied a separate return approach. Under the separate return approach, the Company would have generated a capital loss carryforward and would have recorded a full valuation allowance for the carryforward, increasing income tax expense by $57 million.

Accounting for Uncertainty in Income Taxes

The following table presents a rollforward of the total amount of gross unrecognized tax benefits:

2009
(In millions)

Gross unrecognized tax benefits, beginning of year	$276
Decreases in tax positions for prior years	(6)
Settlements	(69)
Distribution to AIG as a result of AIG restructuring	(60)

Gross unrecognized tax benefits, end of year	$141

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

As of November 30, 2009, the Company’s unrecognized tax benefits, excluding interest and penalties, were $141 million. The Company’s unrecognized tax benefits, excluding interest and penalties, decreased by approximately $135 million primarily due to current year settlements in foreign jurisdictions and the distribution of unrecognized tax benefits to AIG as a result of the AIG restructuring.

As of November 30, 2009, the Company’s unrecognized tax benefits included $136 million related to tax positions, the disallowance of which would not affect the effective tax rate as they relate to such factors as the timing, rather than the permissibility, of the deduction. Accordingly, as of November 30, 2009, the amount of unrecognized tax benefits that, if recognized, would favorably affect the effective tax rate was $5 million.

As of November 30, 2009 the Company had accrued $25 million for the payment of interest (net of the federal benefit) and penalties. For the year ended November 30, 2009 the Company recognized $5 million of interest (net of the federal benefit) and penalties in the Combined Statement of Income.

The Company continually evaluates adjustments proposed by relevant taxing authorities in arriving at its estimates of unrecognized tax benefits and related reserves at each period end. The effects of any adjustments are accrued for as part of the unrecognized tax benefits or related reserves. The effects of any such adjustments or the resolution of proposed adjustments compared to the Company’s estimates could be material to the Company’s combined results of operations for an individual reporting period. Although it is reasonably possible that a significant change in the balance of unrecognized tax benefits may occur within the next 12 months, at this time it is not possible to estimate the range of the change due to the uncertainty of the potential outcomes.

Listed below are the tax years that remain subject to examination by major tax jurisdictions:

As of November 30, 2009
Major Tax Jurisdictions	Open Tax Years

United States	2000-2008
France	2005-2008
Japan	2004-2008
United Kingdom	2007-2008

18.	Subsequent Events

The Company has evaluated transactions for consideration as subsequent events through February 26, 2010, which is the date when statements were issued by its parent company, AIG. Additionally, the Company has evaluated transactions that occurred before the issuance of these financial statements, May 14, 2010, for consideration as subsequent events.

Potential IRS Withholding Claim

On March 4, 2010, ALICO received a ruling from the IRS on the application of IRS ruling 2004-75 that requires foreign branches of U.S. companies in certain circumstances to withhold taxes of customers resident in a foreign country receiving distributions from certain of the Company’s insurance and investment products. (See Note 12, Commitments, Contingencies and Guarantees, (c) for more detail.) The IRS ruling provides transitional relief to ALICO, such that ALICO’s foreign branches will not be required to withhold customer distributions, nor will it be taxed, under IRS ruling 2004-75 through December 31, 2013. ALICO has agreed to submit a plan to the IRS within 90 days after the close of its sale to MetLife (See Sale of the Company to MetLife, Inc. in Note 1), such that no substantial distributions will be made after December 31, 2013 by ALICO’s foreign branches to customers resident in foreign countries, which the IRS considers subject to withholding under IRS ruling 2004-75. ALICO expects this plan, which is not yet completed, may require transfer of business from certain of the foreign branches of ALICO to one or more existing or newly-formed foreign affiliates of the Company. Due to both the timing of the creation of the plan and the uncertainty related to the plan and its execution, no reasonable estimation of the amount

American Life Insurance Company and the Transferred Subsidiaries

Notes to Combined Financial Statements — (Continued)

of expenses related to its creation and execution can be made at this time. Additionally, no range of amounts is estimable due to these uncertainties. As a result of the IRS ruling, the Company released its contingency reserve of $37 million in the first quarter of 2010.

There can be no assurance that ALICO will achieve the plan presented to the IRS within the required time frame of December 31, 2013 because of regulatory approvals and other requirements. Failure to achieve the plan timely could have a material adverse effect on future revenues or expenses or both.

Agreement for the Sale of the Company

On March 7, 2010 AIG and ALICO Holdings entered into a definitive agreement for the sale of the Company to MetLife for approximately $15.5 billion, including $6.8 billion in cash and the remainder in equity securities of MetLife, subject to closing adjustments. The cash portion of the proceeds from this sale will be used to reduce the liquidation preference of a portion of the preferred membership interests held by the FRBNY in ALICO Holdings. The transaction is expected to close in 2010 and is subject to certain regulatory approvals and other customary closing conditions.

Prior to closing, AIG is required to complete certain transactions that affect the Company as described below. The related party relationships are disclosed in Note 11, Borrowings and Note 16, Related Party Transactions.

•	Settle all related party long term debt obligations between the Company and AIG and its affiliates.

•	Settle all uncollateralized derivative positions between the Company and AIG Financial Products.

•	Settle certain intercompany balance receivable and payable positions between the Company and AIG and its affiliates.

•	Terminate certain reinsurance agreements.

•	Terminate the Indemnity Agreement between ALICO and AIG.

•	Sell the Company’s interest in certain affiliated investments if instructed to do so by MetLife.

Management’s current view is that the aforementioned transactions, considered as a whole, are not expected to have a material impact on the financial condition of the Company.

Sale of Common shares in AIG

On March 24, 2010, the Company sold its 3,169,589 AIG common shares to its parent, AIG, for proceeds of approximately $110 million or approximately $34.70 per share, which was based on the volume-weighted average price over a ten-day business period between March 10, 2010 and March 23, 2010 as quoted by Bloomberg L.P. The Company expects to report a net realized capital gain of approximately $108 million on the sale in the second quarter of 2010.